As filed with the Securities and Exchange Commission on September 6, 2006

Registration No. 333-132799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
FORM SB-2/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FacePrint Global Solutions, Inc.
(Exact name of Registrant as specified in its charter)

Wyoming	7372	33-0619256
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1111 E. Herndon Ave., Suite 115
Fresno, California 93720
Phone (559) 436-1060
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Pierre Cote
President
FacePrint Global Solutions, Inc.
1111 E. Herndon Ave., Suite 115
Fresno, California 93720
Phone (559) 436-1060
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Peter Hogan, Esq.
Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section  8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2006

PROSPECTUS

FACEPRINT GLOBAL SOLUTIONS, INC.

127,575,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 127,575,000 shares of common stock of FacePrint Global Solutions, Inc. (“we,” “us,” “our”, “FGS” or “FacePrint”) by Cornell Capital Partners, LP (“Cornell Capital Partners”) which selling up to 127,512,500 shares and Newbridge Capital Corp which is selling up to 62,500 shares. Of the 127,575,000 shares offered under this prospectus, 26,325,000 shares are underlying warrants.

FacePrint is not selling any shares of common stock in this offering and therefore will not receive any of the proceeds from this offering. FacePrint will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement entered into as of February 22, 2006 with Cornell Capital Partners. All costs associated with this registration will be borne by FacePrint.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 5, 2006, the last reported sale price of FacePrint’s common stock was $0.04 per share.  FacePrint’s common stock is presently listed on the Over-the-Counter Bulletin Board under the symbol “FCPG.” As of September 5, 2006, FacePrint had 88,505,657 shares of common stock outstanding. Additionally, as of June 30, 2006, FacePrint had 7,435,217 shares of common stock underlying outstanding warrants.

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock it acquires pursuant to the Standby Equity Distribution Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

Cornell Capital Partners will retain aggregate discount of 9% of each draw-down under the Standby Equity Distribution Agreement and FacePrint is required to pay Yorkville Advisors, LLC, the investment manager for Cornell Capital Partners, $550 for each draw-down. FacePrint paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000, all of which are underwriting discounts payable or paid to Cornell Capital Partners.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state securities laws or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.  You should purchase securities only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 8.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September __, 2006

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	8
Special Note Regarding Forward-Looking Statement	13
Use Of Proceeds	14
Standby Equity Distribution Agreement	16
Selling Stockholders	17
Plan Of Distribution	19
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	21
Business	26
Management	31
Security Ownership Of Certain Beneficial Owners And Management	35
Market For Our Common Stock, Dividends And Related Stockholder Information	36
Description Of Capital Stock	38
Transfer Agent And Registrar	38
Legal Matters	38
Experts	38
Where You Can Find More Information	39
Index To Consolidated Financial Statements	F-1

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what FacePrint considers to be the most important information about the Company, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in the Company’s common stock, especially the risks of investing in FacePrint’s common stock, which is discussed later in “Risk Factors,” financial statements and related notes beginning on page F-1.

About FacePrint Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“FacePrint”) was originally organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc.  FacePrint Global Solutions, Inc., a separate company (the “Subsidiary”) was organized under the laws of the State of California on January 30, 2003. On March 31, 2003, Dostuk Holdings acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed earlier, on March 17, 2003.  The agreement called for Dostuk Holdings to issue 24,070,000 shares of its common stock to the shareholders of Subsidiary in exchange for all 24,070,000 outstanding shares of Subsidiary’s common stock, causing Subsidiary to then become a wholly-owned subsidiary of Dostuk.  Dostuk then changed its name to “Face Print Global Solutions, Inc.,” as a Wyoming corporation.  The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase.  Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Dostuk prior to the date of acquisition have been eliminated.  The financial statements reflect the operations of Subsidiary from its inception.

FacePrint Global Solutions, Inc., which will be identified as “Face Print” “we”, “us”, “our”, “FGS” or the “Company,” plans to develop and market a facial recognition solution based on a products suite. The first product, named EZ-Face, is a composite picture software currently at its beta stage and being presented to potential customers. The first commercial release is expected to occur five months after FGS is able to begin utilizing the proceeds from the sale of common stock under Standby Equity Distribution Agreement. This software will allow for the creation of endless combinations of 3D photo-like faces of either sex and of any race.

FGS’s team has begun the development of EZ-Scan, a software engine that can create a 3-D composite picture from an actual 2-D picture of a face. EZ-Scan will allow the transformation of existing photographs (e.g., mug shots) or video captures of suspects into 3-D composite pictures and their subsequent transformation into E-DNA codes. An actual prototype is being used to do presentation to potential customers. The first commercial release is expected to occur eight months after we get the first proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

EZ-Match technology addresses identity verification and authentication for security purposes at border controls (passports, driver’s licenses, debit cards and credit cards) using the EZ-Face technology, which acts as a “fingerprint” for a face. This product is expected to have a major impact, not only on identity verification, but also for matching searches designed to find suspects from composite pictures with suspect composite pictures (“Most Wanted” and/or “Suspected Terrorist” lists, mug shot databases, and similar uses). FGS is actually working on a specifications document for this product. EZ-Match development will begin in the third quarter of 2006 and a commercial version should be available by the third quarter of 2007.

We commenced receiving revenues in the quarter ended December 31, 2003. Our net losses in its fiscal year ended March 31, 2006 were approximately $9,504,635. We had no operations until January 30, 2003 when its operating subsidiary was incorporated in the State of California. We have a history of operating losses, and we cannot assure you that we will achieve future revenues or operating profits. We have generated little revenue to date from our limited operations. Historically, we have had net operating losses since our inception. Our cumulative losses since inception are approximately $18,000,000 as of March 31, 2006. Our net working capital deficit is approximately $(1,649,544) as of March 31, 2006. We have currently no cash on hand. As noted in an explanatory paragraph in the Report of Independent Certified Public Accountants on the Company’s consolidated financial statements for the year ended March 31, 2006, as set forth in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2006, as amended (the “Annual Report”), these conditions have raised substantial doubt about our ability to continue as a going concern.

In our first years of operation, we had developed a business of distributing and marketing a deck of playing cards under a license with the Fox television show "America's Most Wanted." The cards featured the faces and brief data regarding America's most wanted criminals and have been marketed via the Internet. The license expired in October 2004, and we are no longer pursuing that business.

Since the beginning of 2005, we have been working on the development of a facial recognition solution based on a products suite: EZ-Face, EZ-Scan and EZ-Match.

The team that is now part of FGS consisting of (i) Pierre Cote, our Chief Executive Officer, (ii) Serge Carrier, our VP of Business Development and (iii) Renaud Nadadna, the head of our research and development, had developed another well-known crime-fighting software back in 1998 known as “Faces: the Ultimate Picture Composite Software” (“Faces”). The software Faces was available in French and Spanish as well as English. Our next suite of products will be offered to the same customer base. Our sales manager is currently contacting a sample of this customer base to organize presentation of the new product “EZ-Face”. The customer base is made up of police departments, Immigration and Naturalization Services, law enforcement agencies, homeland security and military.

The Company’s address is 1111 E. Herndon, Suite 115, Fresno, California 93720 and its telephone number is (559) 436-1060.

Summary of the Offering

This offering relates to the sale of common stock by selling stockholders consisting of (i) Cornell Capital Partners, which intends to sell up to 127,575,000 shares of common stock, 100,000,000 of which shares may be purchased by Cornell Capital Partners from FacePrint under the Standby Equity Distribution Agreement; 1,187,500 of which shares were issued to Cornell Capital Partners upon the signing of the Standby Equity Distribution Agreement as a commitment fee, and 62,500 of which were issued to Newbridge Securities Corp., as a placement agent fee.   The Company also will issue prior to effectiveness of this prospectus three sets of warrants; One set for 6,675,000 warrants, with an exercise price of $0.15 per share, the second set of 12,500,000 for $0.20 per share, and a third set for 7,150,000 warrants for $0.35, per share.  All of the warrants have a 5-year terms.

Pursuant to the Standby Equity Distribution Agreement, FacePrint may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10 million. The amount of each draw-down is subject to a maximum draw-down amount of $550,000, and FacePrint may not submit any request for a draw-down within five trading days of a prior request. Cornell Capital Partners shall retain 9% of each draw-down it makes to FacePrint and the Company is required to pay Yorkville Advisors, LLC, the investment manager for Cornell Capital Partners, $550, for each draw-down. FacePrint paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000, all of which are underwriting discounts payable or paid to Cornell Capital Partners. FacePrint understands that Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of stockholders, significant decline in FacePrint’s stock price and the inability to draw sufficient funds when needed.

There is an inverse relationship between FacePrint’s stock price and the number of shares to be issued under the Standby Equity Distribution Agreement in exchange for a cash payment of a particular size. That is, as FacePrint’s stock price declines, the Company would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given draw-down. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement assuming that FacePrint draw-downs the Standby Equity Distribution Agreement in full at $0.04 per share (the closing price of FacePrint common stock on September 5, 2006) and at a 25%, 50% and 75% discount to that price.

	Market Price: $0.04	Market Price: $0.03	Market Price: $0.02	Market Price: $0.01
No. of Shares (1):	250,000,000	333,333,333	500,000,000	1,000,000,000
Total Outstanding (2):	338,505,657	421,838,990	588,505,657	1,088,505,657
Percent Outstanding (3):	282.46	376.62	564.93	1,129.87
Net Cash to Access (4):	9,045,000	9,045,000	9,045,000	9,045,000

(1)	Represents the number of shares of common stock which could be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.

(2)
Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement, including the 1,187,500 shares issued to Cornell Capital Partners as a commitment fee and the 62,500 shares issued to Newbridge Securities Corp., as a placement agent fee.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding as of September 5, 2006 (88,505,657).

(4)
Net cash equals the gross proceeds minus the 9%total fee to be paid to Cornell Capital Partners (which includes the 3% discount to the market price), the $20,000 fee paid to Yorkville Advisors and approximately $35,000 in offering expenses.

FacePrint engaged Newbridge Securities Corp., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. FacePrint paid Newbridge Securities Corp. a fee of $10,000 in the form of 62,500 shares of common stock as of February 22, 2006, under a Placement Agent Agreement.

SUMMARY OF THE OFFERING

Common Stock Offered	127,575,000 shares by the selling stockholders.

Offering Price	Market Price

Common Stock Outstanding Before the Offering	88,505,657 shares as of September 5, 2006

Use of Proceeds
FacePrint will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds received from the sale of common stock under the Standby Equity Distribution Agreement will be used for general working capital purposes. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 4.

Over-the-Counter Bulletin Board symbol	FCPG

RISK FACTORS

Any investment in FacePrint’s securities involves a high degree of risk. You should carefully consider the risks described below, which FacePrint believes are all the material risks to FacePrint’s business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in the company.

Risks Relating to Our Early Stage of Development

FacePrint has  a limited operating history on which potential investors may evaluate the company’s operations and prospects for profitable operations. If we are unable to begin and sustain profitable operations, investors may lose their entire investment in us. We are in the early growth stage, and our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of growth, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, locate and acquire various businesses which would be able to work together to strengthen their positions in the market. A substantial risk is involved in investing in us because, as an early growth stage company,

•	we have fewer resources than an established company;

•	our management may be more likely to make mistakes at such an early stage; and

•	We may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

These difficulties would be compounded in the event that we acquire a business with a heavy dependence on emerging and sometimes unproven technologies.  In addition, some of our significant potential revenue sources may involve ethically sensitive and controversial issues which could become the subject of legislation or regulations that could materially restrict our operations and, therefore, harm our financial condition, operating results and prospects for bringing our investors a return on their investment.

We have a history of operating losses, and we cannot assure you that we will achieve future revenues or operating profits.    We have generated little revenue to date from our limited operations.  Historically, we have had net operating losses since our inception.  Our cumulative losses since inception are approximately $18,000,000 as of March 31, 2006. Our net working capital deficit is approximately $(1,649,544) as of March 31, 2006. In the year ended March 31, 2006 we had revenues of $253. There can be no assurance that FacePrint will be able to develop and market its facial recognition and facial recognition related products, or its other products will achieve a significant level of sales or attain profitability.

Our management determined that a material weakness related to our internal controls and procedures existed. As part of the March 31, 2006 audit, our management determined that there were certain material weaknesses in internal controls and procedures related to the financial reporting process at March 31, 2006. Management believes that it has taken sufficient steps necessary to correct its internal control and procedures related to the financial reporting process including retaining an external expert to review all significant account balances and transactions reflected in the financial statements contained in this report and otherwise analyzed the transactions underlying our financial statements to verify the accuracy of the financial statements contained in this report.

Face Print may need to raise additional capital or debt financing to sustain operations .    Unless Face Print can become profitable with the existing sources of funds Face Print has available, including funds to be received under the terms of the Equity Distribution Agreement, when effective, or the Company’s operations generate sufficient cash flows to enable the Company to generate a profit on a sustained basis, Face Print will require additional capital to sustain operations and Face Print may need access to additional capital or additional debt financing to grow its operations. In addition, to the extent that Face Print has a working capital deficit and cannot offset the deficit from profitable sales, Face Print may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. Face Print cannot assure that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Face Print’s potential inability to obtain adequate financing, if necessary, will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to the Company’s business and may result in a lower stock price and could cause Face Print to cease operations altogether.

Face Print’s existing and new products, services and technologies may never be profitable . The Company previously invested resources in the development of EZ-FACE and its suite of products, which should have a broad market application in the security sector. Additional funds are required to complete the development of the products. Our management has made the decision to invest a major portion of the proceeds from the Equity Distribution Agreement in the development of the products. Substantial revenues from these products, services and technologies may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

Face Print needs to establish and maintain strategic and licensing relationships. Face Print’s success will depend in part upon its ability to establish and maintain strategic and licensing relationships with companies in its markets as well as in related business fields. Face Print believes that these relationships are needed to allow Face Print access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by other companies are not within Face Print's control. There can be no assurance that Face Print will be able to maintain its existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that Face Print's reliance on others will not result in unforeseen problems. There can be no assurance that Face Print's current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with Face Print's competitors. The failure of any of Face Print's current or future collaboration efforts could have a material adverse effect on Face Print's ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on Face Print's business, financial condition and results of operations.

Risks Relating to FacePrint’s Common Stock

The sale or issuance of a substantial number of shares may adversely affect the market price for FacePrint common stock.   Sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for our common stock.  We expect that we will likely issue a substantial number of shares of our capital stock in financing transactions in under the Standby Equity Distribution Agreement, when effective, in order to fund our operations and the growth of our business.  We may also continue to pay for certain goods and services with equity, which would dilute your interest in the Company. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

Sales of our shares of common stock under the Standby Equity Distribution Agreement could result in significant dilution to the existing shareholders . The issuance of shares of our common stock under the Standby Equity Distribution Agreement, when effective will dilute our existing stockholders and the issuance or even potential issuance of such shares could have a negative effect on the market price of our common stock.  As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw-down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

We do not intend to pay cash dividends on our common stock in the foreseeable future.  Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of the Board of Directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Sales of our stock under the Standby Equity Distribution Agreement, when effective, could encourage short sales by third parties which could contribute to the future decline of our stock price . In many circumstances, the provisions of a Standby Equity Distribution Agreement have the potential to cause significant downward pressure on the price of our common stock. This is especially true if the shares being placed into the market exceed the market’s ability to buy the increased stock. Such an event could place further downward pressure on the price of our common stock. We may request numerous draw-downs pursuant to the terms of the Standby Equity Distribution Agreement when effective. Even if we use the Standby Equity Distribution Agreement to invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our common stock, the price will decline.

We may not be able to make a draw-down under the equity distribution agreement if Cornell Capital Partners holds more than 9.9% of our common stock. Pursuant to our agreement with Cornell Capital Partners, in the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to make a draw-down under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make a draw-down under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding, we could be forced to curtail or cease our operations.

Ours common stock may be affected by limited trading volume and may fluctuate significantly, which may affect the Company’s shareholders' ability to sell shares of their common stock. Prior to the date of this prospectus, there has been a limited public market for Face Print’s common stock and there can be no assurance that a more active trading market for the Company’s common stock will develop. An absence of an active trading market could adversely affect Face Print’s shareholders' ability to sell the Company’s common stock in short time periods, or possibly at all. Face Print’s common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of the Company’s common stock without regard to its operating performance. In addition, Face Print believes that factors such as quarterly fluctuations in its financial results and changes in the overall economy or the condition of the financial markets could cause the price of Face Print’s common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Face Print will have poor results in the future. Face Print cannot predict the actions of market participants and, therefore, can offer no assurances that the market for the Company’s stock will be stable or appreciate over time. The market factors may negatively impact on Face Print’s shareholders' ability to sell shares of the Company's common stock .

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements. Face Print’s common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for Face Print’s common stock by reducing the number of potential investors. This may make it more difficult for investors in Face Print’s common stock to sell shares to third parties or to otherwise dispose of them. This could cause Face Print’s stock price to decline. Penny stocks are stocks:

•	With a price of less than $5.00 per share;

•	That are not traded on a "recognized" national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Cornell Capital Partners will pay less than the then-prevailing market price of Face Print’s common stock under the equity distribution agreement . Cornell Capital Partners will retain 9% from each advance under the Equity Distribution Agreement. These discounted sales could cause the price of Face Print’s common stock to decline.

Cornell Capital Partners may sell Face Print’s shares of common stock prior to the date the stock is delivered to it. Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that Face Print delivers an advance notice to Cornell, which is prior to the date the stock is delivered to Cornell. Cornell may sell such shares any time after Face Print delivers an advance notice. Accordingly, Cornell may sell such shares during the pricing period. Such sales may cause Face Print’s stock price to decline.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks. We will have limited director and officer insurance and commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations.  Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

Risks Relating to Government Regulation

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions. Considerable research in the areas similar to those of the Company is being performed in countries outside of the United States, and a number of our competitors are located in those countries.  The laws protecting intellectual property in some of those countries may not provide protection for our trade secrets and intellectual property adequate to prevent our competitors from misappropriating our trade secrets or intellectual property.  If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue.

Risks Relating to Competition

We may not be able to outperform our competitors in quality of software or service. There are a number of facial recognition and composite software developers. However, their products are based on a set of biometric algorithms that were developed in the late 1980's and 1990's. Our products will be based on new biometric algorithms we have developed. The software industry is intensely competitive and subject to rapid technological change.  There are several major competitors in the facial manipulation and recognition software market:  Compu-Sketch, Facette - Face Design Systems, FacePro-Faurot, Suspect ID- Imageware, Identikit.net - Smith and Wesson, EFIT- Aspley Ltd. and FACES-IQ.

General Risks Relating to Our Business

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome. Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan. Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or technical officers, would be significantly detrimental to us.  In addition, recruiting and retaining qualified personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy. The testing, manufacturing, marketing and sale of software and other   products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. If we are forced to spend significant funds on defending product liability actions, and if those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We face risks related to compliance with corporate governance laws and financial reporting standards. The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, required changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting (“Section 404”), have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome. Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management assess our internal control over financial reporting annually and include a report on its assessment in our annual report. There exist material weaknesses and deficiencies at this time in the Company’s internal controls.  These weaknesses and deficiencies could have a material adverse effect on our business and operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “could,” “would,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	our ability to hire and retain the employees necessary to staff our development programs;

•	our use of the net proceeds from the sale of common stock under the Standby Equity Distribution Agreement; and

•	our estimates of future performance.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of the 1,250,000 shares of common stock in this offering that have already been issued. We will, however, receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. We will pay a fee equal to 9% of each draw-down to Cornell Capital Partners and $550 for each draw-down to Yorkville Advisors as an additional fee.

Pursuant to the Standby Equity Distribution Agreement, the amount of each draw-down is subject to a maximum amount of $550,000, and we may not submit any request for a draw-down within five trading days of a prior request, or request more than $10 million over 24 months from the date of this prospectus. We may not request draw-downs if the shares to be issued in connection with such draw-downs would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock.

For illustrative purposes only, we have set forth below our intended use of proceeds assuming receipt of the maximum amount of net proceeds available under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $25,000, plus the total 9% fee payable to Cornell Capital Partners under the Standby Equity Distribution Agreement and the $20,000 fee paid to Yorkville Advisors. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross Proceeds	$10,000,000
Net Proceeds	$9,045,000
Number of shares issued under the Standby Equity Distribution Agreement at an assumed offering price of $0.04	250,000,000
Use of Proceeds: (See chart below for detailed use with varying assumptions)
General Working Capital	$9,045,000

The Standby Equity Distribution Agreement limits our use of proceeds to general corporate purposes. However, we cannot use the net proceeds from this offering for the payment (or loan to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of ours, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, unless we have indemnified such person from liability.

ASSUMPTIONS:

GROSS PROCEEDS	$2,500,000	$5,000,000	$10,000,000

NET PROCEEDS	$2,220,000	$4,495,000	$9,045,000

NO. OF SHARES ISSUED UNDER THE EQUITY DISTRIBUTION AGREEMENT AT AN ASSUMED PRICE OF $.04	62,500,000	125,000,000	250,000,000

USE OF PROCEEDS:	AMOUNT	AMOUNT	AMOUNT
Marketing and business development	$272,793	$603,023	$1,263,678
R&D and product development	$727,447	$1,608,061	$3,369,806
Operating capital	$392,617	$905,421	$1,931,453
Repayment of debt, including promissory note for $396,000 issued to private investors	$372,488	$373,457	$373,934

Mergers and acquisitions	$454,655	$1,005,038	$2,106,129
TOTAL	$2,220,000	$4,495,000	$9,045,000

If we receive less money than expected from the various net proceeds shown in the example, we will fund each sector of activity on a pro-rata basis. Pierre Cote, Company’s management and some shareholders have been and are still financing the working capital. Upon receiving net proceeds from Cornell Capital Partners, we do not expect to generate any capital deficit.

STANDBY EQUITY DISTRIBUTION AGREEMENT

Overview

On February 22, 2006, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to access the Standby Equity Distribution Agreement. Cornell Capital Partners will retain 9% of each draw-down under the Standby Equity Distribution Agreement and we will pay $550 for each draw-down to Yorkville Advisors as an additional fee. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. We will bear the costs associated with this registration. There are no other significant closing conditions to draws under the equity line, except as specified below.

Standby Equity Distribution Agreement Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as a draw-down. We may request a draw-down every five trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the draw-down amount. We may request draw-downs under the Standby Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request draw-downs until Cornell Capital Partners has advanced us a total amount of $10 million or 24 months after the date of this prospectus, whichever occurs first.

The amount of each draw-down is subject to a maximum amount of $550,000, and we may not submit a request for a draw-down within five trading days of a prior request. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. We may not request draw-downs if the shares to be issued in connection with such draw-downs would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock.  If Cornell Capital Partners owns more than 9.9% of our outstanding common stock at a time when we would otherwise plan to take a draw-down under the Standby Equity Distribution Agreement, we would not be able to make that draw-down.

We do not have any agreements with Cornell Capital Partners regarding the holding or distribution of  stock.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement in part because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of draw-downs we intend to make. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at the closing price on September 5, 2006 ($0.04 per share) we would issue 250,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $10,000,000.  We previously paid a commitment fee of 1,187,500 shares of our common stock to Cornell Capital Partners and a placement agent fee of 62,500 shares of common stock to Newbridge Securities Corp.  Assuming the price at which we drew down the Standby Equity Line of Credit was $0.04, we would have issued approximately 282% of our outstanding common stock as of September 6, 2008 (the end of the Equity Line Agreement).

SELLING STOCKHOLDERS

The Selling Shareholders listed in the table below may use this prospectus for the resale of shares of Common Stock being registered hereunder, although no Selling Shareholder is obligated to sell any such shares. Of the 127,575,000 shares of Common Stock offered by this prospectus, 62,500 shares of Common Stock are outstanding as of the date hereof and 26,325,000 shares of Common Stock are issuable upon the exercise of certain outstanding warrants. The Selling Shareholder who hold such warrants are not required to exercise or convert, as applicable, such securities. None of the Selling Shareholders is our affiliate, except as otherwise noted below.

The following table sets forth certain information regarding the Selling Shareholders and the shares of Common Stock beneficially owned by the Selling Shareholders. All information contained in the table is correct as of September 5, 2006. We are not able to estimate the number of shares that will be held by the Selling Shareholders after the completion of this offering because the Selling Shareholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.

Selling Stockholder	Shares Beneficially Owned Before Offering(1)		Shares to be Sold in the Offering		Percentage of Outstanding Shares Beneficially Owned After the Offering (1)(2)
Cornell Capital Partners, LP	27,512,500	(3)(4)	127,512,500	(4)(5)	0
Newbridge Capital Corp.	62,500		62,500		0

(1)
Applicable percentage of ownership is based on 88,505,657 shares of common stock outstanding as of September 5, 2006, together with securities exercisable for or convertible into shares of common stock within 60 days of September 5, 2006, for each stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Each person or group identified possesses sole voting and investment power with respect to the shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person.

(2)	Assumes that all shares of Common Stock being offered and registered hereunder are sold, although the Selling Shareholders are not obligated to sell any such shares.

(3)
Represents 1,187,500 shares issued to Cornell Capital Partners as a commitment fee and 26,325,000 shares underlying warrants to be issued to Cornell Capital Partners. The warrants have five year terms. The warrants have the following exercise prices: (i) 6,675,000 shares at $0.15 per share, (ii) 12,500,000 shares at $0.20 per share, and (iii) 7,150,000 at $0.35 per share.

(4)
Yorkville Advisors, LLC, the general partner of Cornell Capital Partners controls and makes all investment decisions for Cornell Capital Partners. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

(5)
Represents 1,187,250 shares issued to Cornell Capital Partners as a commitment fee, 100,000,000 shares registered pursuant to the Standby Equity Distribution Agreement and 26,325,000 shares underlying warrants to be issued to Cornell Capital Partners. The warrants have five-year terms. The warrants have the following exercise prices: (i) 6,675,000 shares at $0.15 per share, (ii) 12,500,000 shares at $0.20 per share, and (iii) 7,150,000 at $0.35 per share.

Shares Acquired In Financing Transactions

The following information contains a description of each selling stockholder’s relationship to us, and how each selling stockholder acquired the shares to be sold in this offering is detailed below. Neither of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

Cornell Capital Partners

Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and a holder of shares of our common stock. Yorkville Advisors, LLC, the general partner of Cornell Capital Partners controls and makes all investment decisions for Cornell Capital Partners. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. All the shares being registered for Cornell Capital Partners under this registration statement have been issued or are issuable to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement which we entered into on February 22, 2006. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a cumulative purchase price of up to $10 million.

Cornell Capital Partners will retain 9% of each draw-down under the Standby Equity Distribution Agreement and we will pay $550 for each draw-down to Yorkville Advisors as an additional fee.  We paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000 in connection with the Standby Equity Distribution Agreement.

The Company also will issue three sets of warrants one day prior to effectiveness of this registration statement: one set for 6,675,000 warrants, with an exercise price of $0.15 per share, the second set of 12,500,000 for $0.20 per share, and a third set for 7,150,000 warrants for $0.35, per share.  All of the warrants have a 5-year terms.

Newbridge Securities Corp.

We engaged Newbridge Securities Corp., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. We paid Newbridge Securities Corp. a fee of $10,000 in the form of 62,500 shares of common stock on February 22, 2006, under a Placement Agent Agreement.  Guy Amico, Newbridge Securities Corp.’s President and Chief Executive Officer, makes investment decisions for Newbridge Securities Corp.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to access the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners will retain 6% of each draw-down under the Standby Equity Distribution Agreement (together with the 3% discount stated in the preceding sentence represents the aggregate 9% discount referred throughout this prospectus) and we are required to pay Yorkville Advisors, LLC, the investment manager for Cornell Capital Partners, $550 for each draw-down. We paid Cornell Capital Partners a one-time commitment fee equal to $190,000 in the form of 1,187,500 shares of common stock and paid Yorkville Advisors a structuring fee of $20,000, all of which are underwriting discounts payable or paid to Cornell Capital Partners.

The following table shows the discount that Cornell Capital Partners will receive in connection with our draw-down in full of the Standby Equity Distribution Agreement, assuming a market price of $0.04 (the closing price of the common stock on September 5, 2006) and the issuance of 88,505,657 shares of our common stock.

	Per share	Total
Market price	$0.04	$10,000,000
DiscDiscount (9% and $20,000 fee to Yorkville Advisors) (1)	$.00368	$920,000
Proceeds before expenses(2)	$.03632	$9,080,000

(1)	Does not include the $550 per draw-down fee to be paid to Yorkville Advisors.

(2)	Does not include approximately $35,000 in offering expenses.

In addition, we engaged Newbridge Securities Corp., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. We paid Newbridge Securities Corp. a fee of $10,000 in the form of 62,500 shares of our common stock on February 22, 2006 pursuant to a Placement Agent Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exist, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities. We estimate that the expenses of the offering to be borne by us will be approximately $35,000.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-K and as stated in Part II of this Registration Statement, we must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

Pursuant to our agreement with Cornell Capital Partners, in the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to make a draw-down under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make a draw-down under the Standby Equity Distribution Agreement

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

FacePrint is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and to develop high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System™.

Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry to ensure that private security personnel and law enforcement personnel receive adequate training in identification and verification, and in the use of new technologies.

In addition, FacePrint is seeking to distribute existing related technology products into it’s own target customer base and build a strong and effective sales and marketing team.

During the next twelve months, the Company expects to aggressively market and sell its EZ-FACE composite picture software, complete the development of its EZ-Scan and EZ-Match products, and license its software in the law enforcement and security markets. Management believes there is a large market opportunity for its software and related services, and management intends to aggressively pursue those opportunities.

Results of Operations - Fiscal years Ended March 31, 2006 and March 31, 2005

Sales. Total sales were $253 in fiscal 2006 compared to $13,412 in fiscal 2005, a decrease of $13,159, or 98%. The decrease in sales was attributable to the fact that since the license with Fox television had expired, the Company stopped selling America's Most Wanted playing cards in the first quarter of fiscal 2005.

Cost of Goods Sold. Cost of goods sold was $0 in fiscal 2006, compared to cost of goods sold of $11,856 in fiscal 2005, which represented 88,4% of sales. The decrease in cost of goods sold in 2006, and the increase in cost of goods sold as a percentage of sales, is primarily due to termination of sales of the America's Most Wanted playing cards in the first quarter of fiscal 2005.

Operating Costs. Operating costs were $9,390,380 in fiscal 2006, compared to $6,886,010 in fiscal 2005, a 36% increase. 92% of this increase of $2,504,370 is directly attributable to increases of $938,500 in our payroll and increases of $1,367,971 in expenditures to outside consultants. 43% of the operating costs are attributed to compensation to employees paid in shares and warrants valued at $4,033,600. Another 43% of the operating costs are attributed to compensation to consultants paid in shares and warrants valued at $4,018,721.

Operating (Loss)/Profit. Operating loss for fiscal 2006 was ($9,390,127) compared to operating loss of ($6,884,454) in fiscal 2005, an increase of 36%. 92% of this increase of $2,504,370 is directly attributable to increases of $938,500 in our payroll and increases of $1,367,971 in expenditures to outside consultants.

Other Income (Expense). Other income and (expense) was ($47,665) in fiscal 2006 compared to ($128,092) in fiscal 2005. The decrease is due to decreased interest expense.

Net (Loss)/Earnings. We reported a net loss of ($9,504,635) for fiscal 2006 compared to a net loss of ($7,012,546) for fiscal 2005. The increase in loss is attributable primarily to the factors outlined above that contributed to our increased operating costs.

For fiscal year 2006:

Our principal source of operating capital has been provided by private sales of our common stock and convertible notes, stockholder loans, and stock issued for services, as well as some revenues from our operations.

We issued 46,569,346 shares of common stock for services valued at $11,642,336, or approximately $.25 per share. We issued 5,625,000 warrants to purchase common stock for services valued at $1,361,761, or approximately $.24 per share. We also issued 1,075,555 warrants to purchase common stock for reduction of accrued debt valued at $143,000 and for services of $72,194, or approximately $.20 per share.

The significant increase in payroll and consultant related expenditures was the result of management identifying and contracting key personnel and outside consultants who posses certain intellectual knowledge and business experience necessary to accomplish our business plan. At March 31, 2006, we had three full time employees and six part time consultants.

86% of the reported fiscal 2006 Operating Costs/Losses ($9,504,635) are attributed to compensations to employees ($4,033,600 - 43%) and consultants ($4,018,721 -43%). The following chart details warrants and shares issued as compensation to employees and consultants in accordance with their contracts, as well as the corresponding value of the compensation.

Employees	Shares	Warrants	Value
CEO	12,500,000	661,880	$3,252,081
Corporative Secretary	3,300,000	-	$825,000
Webmaster & Graphic Artist	1,530,000	-	$382,500
CFO	-	250,000	$67,450
Analyst/Programmer	115,621	450,000	$115,843
Project Manager	-	115,000	$23,813
Sub-total	17,445,621	1,476,880	$4,666,687
Consultants
Marketing	1,200,000	-	$300,000
COO	-	913,675	$185,563
Technology Manager	-	3,250,000	$857,750
Business Development	-	250,000	$48,350
Communications	150,000	-	$37,500
V.P. R&D	54,264	1,375,000	$280,651
Director	500,000	-	$125,000
Office Management	1,200,000	-	$300,000
IR	1,050,000	-	$262,500
Sub-total	4,154,264	5,788,675	$2,397,314
Total	21,599,885	7,265,555	$7,064,001

The key services provided were accounting, financial management, security filings, business development, high technology solutions management for government and industry, expertise in biometrics smartcard applications and technologies, software development, research and development, investors relations, marketing, wireless communications, identification, imaging, security and law enforcement. We believe that the contracting with these new employees and consultants has strengthened our development and management team.

We had these employees and consultants signed three (3) years commitment to participate in the structuring and organization of our business operations and as such compensate them with the appropriate incentive.

In connection with the issuance of $335,750 in convertible debentures, we issued 167,875 warrants to purchase common stock and allocated proceeds received of approximately $.16 per share to the warrants. A corresponding discount of $27,334 was recorded for the convertible debentures.

We transferred 100,000 shares of its treasury stock for reduction of debt valued at $5,810 and for services of $14,190, or approximately $.20 per share.

We issued 1,000,000 shares of common stock in exchange for $100,000 of advance from related parties, valued at approximately $.10 per share.

We issued 250,000 warrants in exchange for $50,000 of advance from related parties, valued at approximately $.20 per share.

During the year ended March 31, 2006, one of our officers forgave accrued payroll totaling $60,000. Due to the related party nature of the debt forgiveness, we recorded the forgiveness as a capital contribution.

For fiscal year 2005:

During fiscal year 2005, management and board decided to engage the Company into facial recognition and facial imagery, fields in which the management and directors have been very successful in the past in this field. The team that is now part of FGS (i) Pierre Cote, our Chief Executive Officer, (ii) Serge Carrier, our VP of Business Development and (iii) Renaud Nadadka, the head of our research and development, had developed another well-known crime-fighting software back in 1998 known as “Faces: the Ultimate Picture Composite Software” (“Faces”). The software Faces was available in French and Spanish as well as English. To achieve its goals, the management had to identify and contract key personnel and outside consultants who posses certain intellectual knowledge and business experience necessary to execute the business plan. The Company recruited 3 new employees (CFO, webmaster and graphic artist) and 5 new full-time consultants (Security filings, Sales & Support Manager, COO, Technology Manager and Business Development).

Our principal source of operating capital has been provided convertible notes, stockholder loans, and stock and warrants issued for services. We have issued securities in payment of services to reduce our obligations and to avoid using our cash resources. In the year ended March 31, 2005 the Company issued a total of 5,583,000 shares of common stock for services valued at $1,395,749. The Company also issued 14,500,000 warrants to purchase common stock for services rendered. The warrants were recorded at $4,347,100 or approximately $.30 per share. The Company issued 1,881,113 warrants to purchase common stock for reduction of accrued debt of $282,167 and for services of $108,540 or approximately $.21 per share.

The significant increase in payroll and consultant related expenditures was the result of management identifying and contracting key personnel and outside consultants who posses certain intellectual knowledge and business experience necessary to accomplish our business plan. 84% of Fiscal 2005 Operating Costs/Losses ($6,886,010) are attributed to compensations to employees ($3,095,000 - 45%), consultants ($2,650,750 -39%). The following chart details warrants and shares issued as compensation to employees and consultants in accordance with their contracts, as well as the corresponding audited value of the compensation.

Employees	Shares	Warrants	Value
CEO	3,400,000	1,881,113	$1,240,707
Corporative Secretary	800,000	-	$200,000
Webmaster	170,000	-	$42,500
Graphic Artist	75,000	-	$18,750
New CFO	-	7,250,000	$2,173,550
Marketing	35,000		$8,750
Sub-total	4,480,000	9,131,113	$3,684,257
Consultants
Security Filings	500,000	-	$125,000
Sales & Support Manager	500,000	-	$125,000
New COO	-	7,250,000	$2,173,550
Technology Manager	-	-	$-
Business Development	200,000	-	$50,000
Communications	50,000	-	$12,500
Director	95,000	-	$23,750
Graphic	8,000	-	$2,000
IR	50,000	-	$12,500
Sub-total	1,403,000	7,250,000	$2,524,300
Total	5,883,000	16,381,113	$6,208,557

The key services provided were accounting, financial management, security filings, business development, high technology solutions management for government and industry, expertise in wireless communications, identification, imaging, security and law enforcement. Management believes that the contracting with these new employees and consultants has strengthened our development and management team.

The Company had these employees and consultants signed three (3) years commitment to participate in the structuring and organization of the business operations of the Company and as such compensate them with the appropriate incentive.

During the year ended March 31, 2005, the Company converted $718,682 of related party notes payable into common stock at $.50 per share. As a result of this conversion, 1,437,364 shares of common stock were issued. In connection with the issuance of $718,682 in convertible debentures, the Company issued 521,841 warrants to purchase common stock and allocated proceeds received of approximately $.15 per share to the warrants. In connection with the issuance of $35,000 in convertible debentures, the Company issued 17,500 warrants to purchase common stock and allocated proceeds received of approximately $.25 per share to the warrants. A corresponding discount was recorded for the convertible debentures. The Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750 or approximately $.127 per share and $.123 per warrant.

Cash requirements, Liquidity and Capital Resources

Until we receive funding from outside sources, our operations will be severely limited by the financial resources that can be provided by officers' loans and sales of common stock. At March 31, 2006, we had negative cash on hand, a bank overdraft of $733 and a negative working capital position of approximately $1,649,544, of which $174,279 was in the form of shareholder loans and $69,000 is unpaid compensation due to employees.

We will require an additional $ 3 million in cash over the next twelve months to effect our business plan. We expect to obtain this cash from the proceeds of one or more private or public offerings. The following sets forth the approximately amounts needed for each category of expenses:

Software development	1,200,000
Marketing, advertising and promotion	1,000,000
General and administrative expenses	800,000
Total	$3,000,000

We do not have any agreements or understanding with respect to sources of capital. We have not identified any potential sources other than our $10 million Standby Equity Distribution Agreement with Cornell Capital Partners, LP which we currently cannot draw down from. It’s likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such time that the full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. Since inception we have experienced recurring losses from operations, which losses have caused our accumulated deficit of ($17,741,911) as of March 31, 2006. We have incurred significant losses in the amount ($7,012,546) for the year ended March 31, 2005 and ($9,504,635) for the year ended March 31, 2006 and have a stockholders’ deficit ($1,995,784) as of March 31, 2006. Further, we have current liabilities in excess of current assets in the amount ($1,649,544) as of March 31, 2006. These factors, among others, raise substantial doubt about our ability to continue as a going concern. In this regard, we are proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that we will be successful in raising this additional capital or in achieving profitable operations. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

COMPARISON OF THREE MONTHS ENDED JUNE 30, 2006 TO THREE MONTHS ENDED JUNE 30, 2005.

REVENUES. We had no revenues for the three months ended June 30, 2006, compare to $90 for the three months ended June 30, 2005.

COST OF GOODS SOLD. We had no cost of goods for the three months ended June 30, 2006, compare to $2,468 for the three months ended June 30, 2005. The decrease in cost of goods sold in the three months ended June 30, 2006 is primarily due to termination of sales of the America’s Most Wanted playing cards in the first quarter of fiscal 2005.

EXPENSES. Total Expenses were $865,899 for the three months ended June 30, 2006, which consisted of consultants, contractors, accounting, legal, travel, rent, telephone and other day to day operating expenses, versus total expenses of $5,360,196 for the three months ended June 30, 2005. The decrease in expenses of $4,494,297 or 519% is due to the fact that during the three months ended June 30, 2005, the Company after acquiring Apometrix, invested in Smart Card applications and compensated with stock the services rendered by consultants hired to develop the new business.

OTHER INCOME (EXPENSE). Other income and (expense) was ($15,075) for the three months ended June 30, 2006 compared to ($8,467) for the three months ended June 30, 2005. The increase is due to increased interest expense.

NET LOSS. We reported a net loss of $880,974, or $.01 per common share, basic and diluted, for the three months ended June 30, 2006 versus a net loss of $5,371,041, or $.11 per common share, basic and diluted, for the three months ended June 30, 2005. The decrease in the loss of $4,490,067 or 510% is attributable only to the factors outlined above regarding the new business versus that contributed to higher operating costs the three months ended June 30, 2005.

Until we receive funding from outside sources, our operations will be severely limited by the financial resources that can be provided by officers’ loans and sales of common stock. At June 30, 2006, we had $4,984 of cash on hand, a bank overdraft of $0 and a negative working capital position of approximately $1,678,581, of which $15,218 was shareholder loans and $135,000 is unpaid compensation due to employees.

Cash requirements, Liquidity, and Capital Resources

We have substantially no cash necessary to operate and do not have any material revenues. Our principal source of operating capital has been provided by private sales of our common stock and convertible notes, stockholder loans, and stock issued for services, as well as some revenues from our operations. During the three months ended June 30, 2006, we issued 2,181,310 shares of common stock for services valued at $545,328.00, or approximately $.25 per share. In connection with the issuance of $295,000 in convertible debentures, the Company issued 2,458,333 warrants to purchase common stock and allocated proceeds received of approximately $.10 per share to the warrants. A corresponding discount of $255,218 was recorded for the convertible debentures. We issued 10,000 shares of common stock for warrants exercised at $.10 per share.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, SFAS No. 123 (revised 2004), “Share-Based Payment”, SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”, SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140”, and SFAS No. 156, “Accounting for the Servicing of Financial Assets,” were recently issued. SFAS No. 151, 152, 153, 123 (revised 2004), 154, 155 and 156 have no current applicability to the Company or their effect on the financial statements would not have been significant.

BUSINESS

Background

FacePrint Global Solutions, Inc. was originally formed on January 30, 2003 as a California corporation called FacePrint Global Solutions, Inc. On March 17, 2003, Dostuk Holdings, Inc., a Wyoming corporation formed in November 1999 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired on March 31, 2003 all of the common stock of FacePrint Global Solutions, Inc., the original California corporation. The acquisition was effected as a tax free share exchange, with the shareholders of FacePrint Global Solutions, Inc. (California) receiving 24,070,000 new shares of common stock and the existing shareholders of the Wyoming parent retaining all of their 9,000,000 shares of common stock. The California corporation became a wholly-owned subsidiary and all operations are conducted by the California subsidiary. The Wyoming corporation, which has no operations or separate identity, subsequently changed its name from Dostuk Holdings, Inc. to FacePrint Global Solutions, Inc. In June of 2005, we entered into an agreement to acquire Apometrix Technologies, Inc. ("Apometrix"). However, on August 15, 2005, we rescinded the agreement with Apometrix.

FacePrint is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and to develop high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System™. Our E-DNA solution is superior to competitors’ due to its ability to operate in controlled and uncontrolled environments. Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry to ensure that private security personnel and law enforcement personnel receive adequate training in identification, verification and the use of new technologies.

Products and Services

Our FGS software under development allows for the creation of billions of combinations of facial images of either sex, any race and age group. FGS utilizes our internally developed morphological coding algorithm, E-DNA (a digital imprint of the face) for rapid transmission and/or information sharing.

EZ-Face is a composite-picture software currently under development. The first commercial release is due in the third quarter. This software will allow for the creation of endless combinations of 3D photo-like faces of either sex and of any race. It will enable the creation and re-creation of billions of human faces. This advanced technology is an extraordinary tool for agencies with responsibilities in the public safety and security fields. The product will use the unique morphological coding system, known as E-DNA, for rapid transmission and/or information sharing. Each face and/or composite picture will generate a unique E-DNA code for search-and-match applications, thanks to a system known as EZ-Match. It will set a new industry standard for law enforcement, airport, private and homeland security.

Incredibly user-friendly, EZ-Face will allow even those with limited computer skills to become fully comfortable in little time. For those who are not experienced in using these types of software, an e-learning course will be available online, and will be offered in a special premium package with the purchase of all biometric applications. Through E-DNA, all users will be automatically connected to an efficient trouble-free information network, allowing them to exchange critical information at record speeds and avoid lengthy, costly configuration and maintenance procedures.

EZ-Match technology addresses identity verification and authentication for security purposes at border controls (passports, driver’s licenses, debit cards and credit cards) using the EZ-Face technology, which acts as a “fingerprint” for a face. This product is expected to have a major impact, not only on identity verification, but also for matching searches designed to find suspects from composite pictures with suspect composite pictures (“Most Wanted” and/or “Suspected Terrorist” lists, mug shot databases, and similar uses). EZ-Match development will begin in the third quarter of 2006 and a commercial version should be available by the third quarter of 2007.

The EZ-Match product will include a built-in search engine to enable a user to search, compare and match E-DNA codes of facial images with a very high accuracy. Using EZ-Match, a security agent, customs official or police officer will be able to compare the E-DNA to similar pictures in a database in order to determine a suspect’s identity. The EZ-Match algorithm will allow the user to search through one facial feature, or a combination of facial features, both in the security field and as a web search tool.

Law enforcement and private security training is now usually done via video and/or seminars. Furthermore, training is typically provided on a fixed schedule, often interfering with duty schedules and resulting in costly overtime, travel, and meal expenses for fixed budget departments.

FacePrint is developing a series of online courses for law enforcement and security on a worldwide basis that will bring a new revenue stream to FacePrint. Our e-learning division has taken a very aggressive approach to this training.

Face Print’s marketing strategy targets the public safety and security markets . These markets include: law enforcement and homeland security, military access control, immigration and border controls, correctional departments, government agencies (DMV, DOJ), casinos and financial institutions.

Value-added services . Face Print’s plan includes providing customers with added value services. Within this framework, Face Print will be among the first companies in biometrics offering online courses with the Company’s e-learning division to ensure private security and law enforcement personnel to receive adequate training in identification and verification, and in the use of new technologies.

Distribution . Face Print will distribute its products and services both directly, through strategic alliances, and through resellers, in order to maximize penetration into the target market. The majority of the Company’s orders will be generated by in-house senior sales representatives (government agencies and lobbying) and by Face Print’s channel of strategic partners.

Marketing communications. Face Print’s marketing communications program will position the Company’s products as the industry standard in identity verification and crime prevention, as well as the best in quality control, efficiency, pricing, and customer service, while emphasizing that every organization should want to help make a difference in the fight against crime.

Marketing strategies. Face Print’s business plan focuses on the implementation of marketing strategies designed to establish a broad-market awareness of the Company’s products and services. The management team is concentrating on building strong sales channels and developing a solid network of partners. The marketing strategy emphasizes marketing through public relations, print media, a television campaign and a print, TV and online advertising campaign. Face Print’s sales goal demands establishing rapid product awareness and high-level visibility.

A multiple channel distribution system will augment Face Print’s direct sales program. Distribution and sales programs are the main elements of Face Print’s marketing strategy, which differs from one targeted market to the other. Distribution channels will differ from one market to the next. The Company will therefore implement appropriate approaches for each of its target markets.

A complete solution. Together with its partners, Face Print offers specialized biometric services from the planning stage of a project to implementation and after-sales service and support - turnkey solutions for the Company’s worldwide customers. Forging strong bonds with business partners generates a feeling of trustworthiness and accountability among Face Print’s potential customers, even when it comes to new technologies.

Competition

There are a number of facial recognition and composite software developers. However, their products are based on a set of biometric algorithms that were developed in the late 1980's and 1990's. Our products will be based on new biometric algorithms we have developed. The software industry is intensely competitive and subject to rapid technological change.

There are several major competitors in the facial manipulation and recognition software market: Compu-Sketch, Facette - Face Design Systems, FacePro-Faurot, Suspect ID- Imageware, Identikit.net - Smith and Wesson, EFIT- Aspley Ltd., and FACES-IQ. Compu-Sketch and Facette are very large, well-funded and recognized within the industry. They have achieved excellent success with their products, and have established themselves within the market. They may now face increasing competition from lower-priced vendors and improving software products. FacePro is a 70-year old company with a wide range of forensics products, but they are not, as yet, directly competitive although they could easily launch a new product or acquire one of the competitive vendors. Suspect ID is a publicly traded, very well known company with strong partnerships already in place. They are finding increased demand for the identification systems and they have over 100 employees engaged in their business. Identikit.net, by Smith and Wesson, which is a publicly traded company well known in the law enforcement arena (2,000+ customers), is a relatively new product for this company, which has not, as yet, gained wide acceptance or traction. EFIT is based in the United Kingdom and, although well regarded in its territory, is not a significant threat in the United States. FACES-IQ is limited to one product for law enforcement and needs some upgrading to be directly competitive with FacePrint’s products, however, they already have over 4,000 customers and represent the market standard for this type of product.

Our success will depend significantly on our ability to adapt to a changing competitive environment, to develop more advanced products more rapidly and less expensively than its competitors, and to educate potential customers as to the benefits of its products relative to those of its competitors. We believe that the principal competitive factors in our markets are price, product features, product performance, ease of use, quality of support and service, company reputation. We intend to compete vigorously in all of these aspects. Most of our current and potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, marketing and other resources than we do. Such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than we do. Also, most current and potential competitors have greater name recognition. Some could possess the ability to leverage significant installed customer bases. These companies could integrate their software with their widely accepted products which would result in a loss of market share for our company. Moreover, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of our company's prospective customers. Our current or future vendors may in the future establish cooperative relationships with current or potential competitors of our company, thereby limiting our ability to sell its products through particular distribution channels. Accordingly, new competitors or alliances among current and new competitors could emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to sell our products.

We expect additional competition as other established and emerging companies enter into the facial composite software market and new products and technologies are introduced. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than EZ-Match products. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share, any of which would materially adversely affect our company's business, operating results and financial condition. We may not be able to compete successfully against current and future competitors, and the failure to do so would result in our company's business being materially and adversely affected.

Trademarks and Intellectual Property

We regard our technology, trademarks, trade dress, trade secrets, copyrights and similar intellectual property, and future potential patent applications and service marks as critical to our success, and will rely on a combination of patent law, trademark law, trade secret protection, copyrights law and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. EZ-Match will be copyrighted when it is developed. Currently, we are utilizing no trademarks of our own. We intend to trademark EZ-Match and E-DNA in the United States and Canada. We have not filed for trademark protection but we intend to by December 31, 2006. We are currently relying on common law trademark protection and we have no trademark protection except that provided by common law. We have no patent rights, service marks or patent applications.

Need for Governmental Approval

FGS does not believe that any governmental approvals are required to sell its products or services.

Product research and development

E-DNA, which stands for Electronic DNA, is a segmented biometric alphanumeric codification that represents a digital imprint of a face and of any biometric feature used in a program or on a smart card (such as fingerprint and voice recognition). Each segment represents a unique biometric feature such as nose, scar, hair and/or a fingerprint and even voice recognition. The E-DNA solution is a simple, mathematical and strong representation of any biometrics feature applications. It brings a new standard in biometrics. This is unique in the field, as biometric data is transformed into a symbol. This solution allows for rapid transmission of information, search-and-match for authentication, validation and identification. Most of the products on the market can only process one step at the time, with limited data. E-DNA overcomes these problems of managing huge amounts of data.

With this algorithm, it will be possible to have a standardized encoding system on all identity cards, papers, credit cards or other identification. All identification cards and papers will utilize encryption that makes it impossible for any to slip through the system. This is because we are dealing with a segmented E-DNA, which is a unique encrypted code of 216 to the 64 th power. Thus, the new E-DNA Bioprint Coding System will have the capacity of generating millions and millions of different faces that will be simply transformed into a digit number to be inserted on a SmartChip / SmartCard and/or software. FGS will soon be able to put a number on all existing faces. In the field of biometry, this will be a major breakthrough. As unique as fingerprints or DNA, it opens the path to the development of many other applications.

With the use of E-DNA, the first product generation coming up will be: EZ-Face and EZ-Match. These two products will be sold as a full package or separately, depending on the market segments addressed.

FGS has licensed FaceGen™ technology to help generate a 3-D version of EZ-Face. The use of FaceGen™ technology enables FGS’s development team to focus on the E-DNA morphological coding system.

EZ-Match is search-engine software that will capture a digitized facial image, generate an E-DNA code, and then compare the images against a database or any other available image.

Facilities

We rent office space consisting of 1,792 square feet in an office building located at 1111 E. Herndon Ave. Suite 115, Fresno, California. We think our existing office space will be adequate for the next year. We assumed this lease from our majority founder and it expires November 30, 2007. Rent expense for the year ended March 31, 2006 was $33,788. The future minimum lease payments are as follows:

Fiscal Years Ended March 31:
2007	34,521
2008	23,280
2009	—
Total	57,801

Employees

We currently have three full time employees. Upon receipt of funding we plan to hire two persons in marketing, three persons in administration and a new Chief Financial Officer. We believe our employee relations are good. None of our employees is represented by a collective bargaining unit.

Legal Matters

From time to time, the Company may be involved in litigation with customers, vendors, suppliers and others in the ordinary course of business, and a number of claims may exist at any given time. All such existing proceedings are not expected to have a material adverse impact on the Company’s results of operations or financial condition.

In June of 2005, former employee Nick Cornacchia filed an action against FGS in the Superior Court of California for the County of Fresno, Case No. 05CECG01344. The nature of the case is breach of contract. Mr. Cornacchia is seeking damages for unpaid wages of approximately $8,000, and additional general and special damages in excess of $100,000. FGS has counter-sued, also arguing breach of contract. Trial for this matter commences on August 14, 2006.We cannot determine at this time either the likelihood of success of the suit, or the likely amount of damages.

In December 30, 2005, the Company filed an action against Wallstreet Inside Reporter in the Superior Court of California for the County of Fresno, Case No. 05CECG04038. The nature of the case is for rescission of contract for failure to perform obligations under such contract. The Company is seeking the return of 1,250,000 shares of the Company’s Common Stock. No trial date has been set yet in this matter. We cannot determine at this time either the likelihood of success of the suit.

The Company is also involved in other litigation or arbitrations as a result of its normal business operations but believes the resolutions for these additional matters would not have a material impact on the financial condition of the Company.

MANAGEMENT

Executive Officers, Significant Employees and Directors

Set forth below are the name, age and position and a brief account of the business experience of each of our executive officers and directors as of July 18, 2006. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors or executive officers. There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. Also provided herein is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Office
Pierre Cote	53	President, Chief Executive Officer, Chairman of the Board of Directors
Serge Carrier	55	VP of Business Development and Director
Kayla Keophounsouk	30	Corporate Secretary, Principal Accounting Officer and Director
Jean Houle	41	Director

* All board members serve on the Company’s Audit and Compensation Committees

Pierre Cote , 53, has been Chairman since January 2004. He founded InterQuest, Inc. in March 1994, and was its president until July 2001. InterQuest, Inc. developed facial recognition software and filed for bankruptcy protection under Canadian law in July 2000 in the District of Montreal, Quebec, as the result of a control dispute. Mr. Cote was the largest creditor of InterQuest, Inc. Mr. Cote founded IQ Biometrix, Inc., a Canadian corporation, in September 2000 to attempt to purchase the InterQuest, Inc. assets from the preferred creditor. This acquisition attempt failed and IQ Biometrix, Inc. (Canada) also filed for bankruptcy under Canadian law in the District of Longueil, Quebec. In July 2001, Mr. Cote founded IQ Biometrix California, Inc, a California corporation, which acquired facial recognition software from the InterQuest, Inc. bankruptcy and further developed and perfected it. Mr. Cote took IQ Biometrix public in 2002 and left IQ Biometrix in June 2002. From June 2002 until February 2003, Mr. Cote investigated various business opportunities. He commenced developing FacePrint's business plan in February 2003 when he organized FacePrint Global Solutions (California). Prior to 1995, he developed and distributed nine successful educational board games. Mr. Cote is also a private investor.

Serge Carrier , 55, Vice-President Business Development of FacePrint, holds masters degrees in Education Technology and in Biophysics, and a Bachelor degree in Chemistry. Mr. Carrier taught science and computer science until 1986 when he launched Micro-Intel, one of the most dynamic high-tech companies in Canada, publishing over 200 award-winning products while expanding its markets in Canada, Europe and the United States before selling the company in 2004. In his tenure with Micro-Intel, Mr. Carrier negotiated co-production and distribution agreements with such companies as Thomson Learning, Quebecor, Readers Digest, Simon & Schuster, Danone, Apple, Fujisu, Bell, the Canadian Space Agency, Johns Hopkins University, Johnstone Supply, York International, Westinghouse Electric Co., and Alumax. Lecturer and guest speaker several times at the World Education Market, and the Computer Based Learning In Science Conference, Mr. Carrier has significant project management experience and familiarity with the worldwide distance training community. A member of several boards of directors, including that of SODEC and Media Awareness Network, Mr. Carrier brings technical experience as well as over 20 years of business expertise to the projects initiated by the company.

Kayla Keophounsouk, 30, has served as FacePrint Corporate Secretary and Director since November 18, 2003. She served as an executive assistant at the San Joachim River Parkway Trust from May 2000 to May 2001. Between 2001-2003, Kayla took time off to raise her family. Born in Laos and raised in the U.S. since the age of 3, Kayla has found her career path as a professional individual in an executive position. She holds an accounting degree with an emphasis in business with many years of expertise in the non-profit sector. Her current duties with FGS are to assist the CEO, CFO and the management team with administration support. She also serves on the Board of Directors as the Corporate Secretary. She maintains the records for in-house accounting as well as stock issuance.

Jean Houle , 41, Mr. Houle holds a technical degree in computer sciences from Sherbrooke College (Canada) and has vast experience in business management, software development, computer systems analysis and cash register interfaces. In 1991, he joined U.S. Farm Systems, a California-based manufacturer of dairy waste handling equipment. Presently, he is the Chief Operating Officer, he led in the expansion of the company, which grew from 12 employees and $1.2 million in sales to over 60 employees and $9.5 million in sales.

There are no family relationships among any of our directors. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of our knowledge, (i) there are no material proceedings to which our director is a party, or has a material interest, adverse to us; and (ii) there have been no events under any bankruptcy act, other than described in Mr. Cote biography, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

Audit Committee

The audit committee of the Board of Directors consists of Mr. Cote and Mr. Carrier, who are employees of the Company and Mr. Houle who is an independent director of the Company. The audit committee reviews actions with respect to various auditing and accounting matters, including the selection of the company’s independent public accountants, the scope of the annual audits, the nature of non-audit services, the fees to be paid to the independent public accountants, and the accounting practices of the Company. The Company does not currently have an audit committee financial expert serving on its audit committee. The Company may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to its ability to locate and compensate such a person.

Executive Compensation

The following table sets forth the cash and all other compensation of FGS's executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to FGS of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of FGS's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to the four most highly paid executive officers for the fiscal year ended March 31, 2006 (collectively, the named executive officers) and for services during the fiscal years ended March 31, 2005 and 2004:

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Pierre Cote	2006	130,000(1)	1,750,000(2)	1,416,081(3)	—	—	—
Director and CEO	2005	130,000(1)	—	1,110,707	—	—	—
	2004	130,000(1)	—	—	—	—	—

Serge Carrier	2006(4)	130,000	—	105,563		—	—
Director and VP Business Development	2005	33,000(5)	—	2,173,550	—	—	—
	2004	—	—	—	—	—	—

Jean Lajoie	2005	30,000(6)	—	2,173,550	—	—	—
Former Chief Financial Officer

Kayla Keophounsouk	2006	60,000	500,000(2)	325,750(3)	—	—	—
Secretary	2005	60,000	—	200,000	—	—	—
	2004	52,000	—	—	—	—	—

Jean Houle	2006	—	—	—	—	—	—
Director	2005	—	125,000(2)	—		—	—
	2004	—	—	—	—	—	—

(1)
Mr. Cote accrued his salary and other annual compensation in the fiscal years 2004, and 2005, he was not paid in cash. Mr. Cote converted his accrued salary and other annual compensation for the fiscal years 2003, 2004, and 2005, in March 2005 into 1,881,113 warrants to purchase common stock. He received $11,000 in salary in May 2005, accrued unpaid salary of $33,000 for 2006, received common stock valued at $3,125,000 and warrants valued at $127,081.

(2)	Mr. Cote, Kayla Keophounsouk and Jean Houle received a signed on bonus of 9,500,000 shares of common stock valued at $0.25 per share.

(3)
Mr. Cote receives 1,000,000 shares of common stock annually per his employment contract, Kayla Keophounsouk receives 400,000 annually per her employment contract. These shares issuance are valued at $0.25 per share.

(4)	Mr. Carrier was paid for 2006 $14,000 in cash for salary, accrued unpaid salary of $36,000 and warrants valued at $185,563.

(5)	Represents a prorated portion of his employee contract as earned.

(6)	Represents a prorated portion of his employee contract as earned.

Stock Options

FacePrint Global Solutions, Inc., by resolution of its Board of Directors and stockholders, adopted the 1999 Stock Option Plan (the "Plan") in November 1999. The Plan enabled the Company to offer an incentive based compensation system to employees, advisors, officers and directors and to employees of companies who do business with the Company. No shares have been issued under this plan.

In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 2,000,000 shares are authorized for issuance under the Plan, and no grants have been made under the Plan. At August 1, 2006, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan.

Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any affiliate or 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees.

Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

In October of 2005, the Board of Directors voted and approved a stock incentive plan (the “2005 Plan”). The 2005 Plan provided for the grant of both incentive and non-qualified options to purchase up to 2,000,000 shares of the Company’s common stock. The Company filed a registration statement on Form S-8 registering the shares under the 2006 Plan. The incentive stock options were granted only to employees, including officers of the Company, while non-qualified stock options were granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. The exercise price of the stock options at $0.15 was not less than the fair market value of the underlying stock at the date of the grant. At August 1, 2006 all options were granted.

In January of 2006, the Board of Directors voted and approved a stock incentive plan (the “2006 Plan”). The 2006 Plan provided for the grant of both incentive and non-qualified options to purchase up to 3,000,000 shares of the Company’s common stock. The Company filed a registration statement on Form S-8 registering the shares under the 2006 Plan. The incentive stock options may be granted only to employees, including officers of the Company, while non-qualified stock options may granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. As of August 1, 2006, 3,000,000 shares have been granted under the 2006 Plan.

Executive Employment Agreements

The Company has employment contracts with its three principal employees, Pierre Cote, Kayla Keophounsouk and Serge Carrier. These have been filed as Exhibits 10.2, 10.3 and 10.4 to the Company’s registration statement on Form SB-2, dated March 28, 2005. Under the terms of these agreements, the respective employees are committed to the Company for periods of (3) three years respectively, and are prevented from engaging in competitive activities for a period of 2 years after termination of their employment with Face Print. Their salaries are $130,000 in cash plus 1,000,000 shares per year for Cote and Carrier, and $60,000 in cash plus 400,000 shares per year for Keophounsouk. Also, with their agreement they were granted a one time sign on bonus of 7,000,000 shares for Cote and Carrier, and 2,000,000 for Keophounsouk. Additional compensation may be accumulated by way of option grants, and those terms are described in the Summary Compensation Table above.

Director Compensation

 At present, all directors, with the exception of Mr. Houle, are also officers of the Company and are compensated by their salaries in that capacity. Mr. Houle received a one-time grant of 500,000 restricted shares of common stock. No additional payments are received for services as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and / or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect of security through any contract, arrangement, understanding, or relationship or otherwise, subject to community property laws where applicable.

As of September 5, 2006, we had a total of 88,505,657 shares of Common Stock issued and outstanding, which is the only issued and outstanding voting equity security.

The following table sets forth, as of September 5, 2006; (a) the names of each beneficial owner of more than five percent (5%) of our Common Stock known to us, the number of shares of Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned; and (b) the names of each director and executive officer, the number of shares of Common Stock beneficially owned and the percentage of our Common Stock so owned, by each such person, and by all directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.

Name and Address of Beneficial Owner(2)	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(3)
Pierre Cote (4)(5)(6) 5301 N. Ricewood Ave Fresno, CA 93711	40,110,523	42.82%
Serge Carrier (4)(5)(7) 7290 Ave de Beaufort #102 Anjou, QC Canada, H1M 3V5	8,163,675	9.13%
Kayla Keophounsouk (4) 8084 N. Augusta Ave Fresno, California 93720	4,025,000	4.55%
Jean Houle (5))(8) 13341 Perry Court Visalia, Ca 93292	705,000	*
All executive officers and directors as a group (4) persons	53,004,198	56.03

(1)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of September 5, 2006, are treated as outstanding only when determining the amount and percentage owned by such individual or group.

(2)	The address of each executive officer and director of the Company is 1111 E. Herndon Ave., Suite 115, Fresno, California 93270.

(3)
In accordance with regulations of the SEC, the percentage calculations are based on 88,505,657 shares of Common Stock issued and outstanding as of September 5, 2006, plus shares of Common Stock which may be acquired within 60 days of September 5, 2006, by each individual or group listed.

(4)	Director of the Company.

(5)	Officer of the Company.

(6)
For Mr. Cote, this total includes 28,252,000 shares held by Mr. Cote and 6,684,031 shares held by Piyada Cote, his wife. This figure also include Mr. Cote's warrants to purchase a further 4,828,659 shares of common stock with exercise prices ranging from $0.05 to $1.00 and 345,833 warrants owned by Mrs. Cote with an exercise price of $1.00. Although under California community property law they are deemed to jointly own these shares, Mr. and Mrs. Cote disclaim beneficial ownership in the shares held by each other.

(7)
Includes Mr. Carrier’s warrants to purchase a further 913,675 shares with exercise prices ranging from $0.001 to $0.10. 413,675 of the shares exercisable via the above warrants are owned in the name of Gestion Academac which Mr. Carrier has investment control.

(8)	Includes warrants to purchase 5,000 shares at $1.00 per share.

*	Less than 1.0%

MARKET FOR OUR COMMON STOCK, DIVIDENDS AND
RELATED STOCKHOLDER INFORMATION

Market For Our Common Stock

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “FCPG”. The common stock is reported on the OTC Electronic Bulletin Board. The following table sets forth the range of reported closing bid prices of our common stock during the periods indicated. Such quotations reflect prices between dealers in securities and do not include any retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. Trading in our common stock has generally been limited and sporadic, and should not be deemed to constitute an “established trading market”.

	High		Low
Calendar Year Ended December 31, 2003:
First Quarter	$		$
Second Quarter	$		$
Third Quarter	$		$
Fourth Quarter	$		$
Calendar Year Ended December 31, 2004:
First Quarter	$		$
Second Quarter	$		$
Third Quarter	$		$
Fourth Quarter (Initial Month of Trading)		$0.40		$0.00
Calendar Year Ending December 31, 2005:
First Quarter		$0.29		$0.11
Second Quarter		$0.30		$0.11
Third Quarter		$0.27		$0.10
Fourth Quarter		$0.44		$0.10
Calendar Year Ending December 31, 2006
First Quarter		$0.185		$0.09
Second Quarter		$0.12		$0.07

Approximate Number of Equity Security Holders

The number of record holders of our common stock as of July 20, 2006 was approximately 1964. The transfer agent for our common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

Dividends

We have never paid a cash dividend on our common stock and anticipate that for the foreseeable future any earnings will be retained for use in our business and, accordingly, do not anticipate the payment of cash dividends.

SELECTED CONDENSED FINANCIAL INFORMATION

The statements of operations data for the years ended March 31, 2006 and 2005 and the balance sheet data as of March 31, 2006 and 2005 are derived from our audited consolidated financial statements and footnotes thereto included in the section beginning on page F-1. This data should be read together with our consolidated financial statements and related footnotes thereto included in the section beginning on page F-1 and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended March 31,
	2006	2005
Statement of Operations Data:
Total revenue	$253	$13,412
Operating expenses:
Selling	14,125	36,561
General and administrative	9,376,255	6,849,449
Other income (expense), net	(47,665)	(128,092)
Net loss	$(9,504,635)	$(7,012,546)
Basic and diluted net loss per share	$(0.13)	$(0.18)

	As of March 31,
	2006	2005
Balance Sheet Data:
Cash	$906	$—
Accounts receivable	—	—
Total Assets	8,946	10,735
Working Capital	(1,649,544)	(483,158)
Total stockholders’ equity	$(1,995,784)	$(503,999)

DESCRIPTION OF CAPITAL STOCK

General

The following description of our securities does not purport to be complete and is subject in all respects to applicable Wyoming law and to the provisions of our Amended and Restated Certificate of Incorporation and By-laws.

Common Stock

FacePrint's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of common stock, no par value, of which 88,505,657 shares were outstanding as of September 5, 2006. FacePrint intends to sell additional shares of common stock at this time, but has not entered into any negotiation or agreements with any person. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of FacePrint, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase FacePrint's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

FacePrint intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Preferred Stock

No preferred stock has been authorized.

Stock Options and Warrants

Warrants - As of March 31, 2006, the Company had warrants outstanding to purchase a total of 4,986,884 shares of common stock with a weighted average exercise price of $0.10 and a weighted average remaining contractual life of 3.4 years.

Stock Option Plan - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan (“the Plan”). The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company. Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors. The Plan limits awards to directors, officers and employees to $100,000 of compensation per year. The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company. The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue. The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company. At March 31, 2006, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Richardson & Patel, LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, California 90024. As of September 5, 2006, Richardson & Patel, LLP is the beneficial owner of 325,000 shares of our common stock, none of which are being offered under this prospectus.

EXPERTS

The audited financial statements of FacePrint Global Solutions, Inc. included in this Prospectus as of March 31, 2006 have been audited by Pritchett, Siler & Hardy, PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the share being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov , which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

FACEPRINT GLOBAL SOLUTIONS, INC.

FACE PRINT GLOBAL SOLUTIONS, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Year Ended March 31, 2006 and March 31, 2005	F-2
Consolidated Balance Sheet for the year ended March 31, 2006	F-3
Consolidated Statements of Operations for the years ended March 31, 2006 and 2005	F-4
Consolidated Statement of Stockholders’ Equity (Deficit) for the years ended March 31, 2006 and 2005	F-5 to F-6
Consolidated Statements of Cash Flows for the years ended March 31, 2006 and 2005	F-7 to F-9
Notes to Consolidated Financial Statements	F-10 to F-25

Part I.  Financial Information

Item 1.    For the fiscal year ended March 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors
FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY
Fresno, California

We have audited the accompanying consolidated balance sheet of Face Print Global Solutions, Inc. and Subsidiary as of March 31, 2006, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended March 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Face Print Global Solutions, Inc. and Subsidiary as of March 31, 2006, and the results of their operations and their cash flows for the years ended March 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regards to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.

June 18, 2006
Salt Lake City, Utah

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

March 31, 2006

2006
ASSETS
CURRENT ASSETS:
Cash	$906
Accounts receivable	-

Total Current Assets	906

PROPERTY AND EQUIPMENT, net	8,040

Total Assets	$8,946

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank overdraft	$733
Accounts payable	153,167
Accrued expenses	1,184,185
Advance from related party	174,279
Accrued payroll	69,000
Accrued interest	69,086
Total Current Liabilities	1,650,450

CONVERTIBLE NOTES PAYABLE - related party
(net of discount of $16,470)	354,280
Total Liabilities	2,004,730

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value, unlimited
number of shares authorized 75,654,711
shares issued and outstanding	9,025,014
Additional paid in capital	6,794,713
Retained earnings (deficit)	(17,741,911)

(1,922,184)

Less: Treasury stock	(44,850)
Less: Stock subscription receivable	(28,750)

Total Stockholders' Equity (Deficit)	(1,995,784)

$8,946

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Years Ended March 31,

	2006	2005

REVENUE	$253	$13,412
COST OF GOODS SOLD	—	11,856
GROSS PROFIT (LOSS)	253	1,556
EXPENSES:
Selling	14,125	36,561
General and administrative	9,376,255	6,849,449

Total Expenses	9,390,380	6,886,010
LOSS BEFORE OTHER
INCOME (EXPENSE)	(9,390,127)	(6,884,454)

OTHER INCOME (EXPENSE):
Interest expense	(47,665)	(128,092)

LOSS BEFORE INCOME TAXES	(9,437,792)	(7,012,546)

CURRENT TAX EXPENSE	—	—

DEFERRED TAX EXPENSE	—	—

LOSS FROM CONTINUING OPERATIONS	(9,437,792)	(7,012,546)

DISCONTINUED OPERATIONS:
Loss from operations of discontinued
business (net of $0 in income taxes)	(66,428)	—
Gain (loss) on disposal of discontinued
operations (net of $0 in income taxes)	(415)	—

LOSS FROM DISCONTINUED
OPERATIONS	(66,843)	—

NET LOSS	$(9,504,635)	$(7,012,546)

LOSS PER COMMON SHARE
Continuing operations	$(.13)	$(.18)
Operations of discontinued business	(.00)	—
Gain (loss) on disposal of discontinued
operations	(.00)	—

Net Loss Per Common Share	$(.13)	$(.18)

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended March 31, 2006 and 2005

	Common Stock		Deficit Accumulated During the Development	Subscription	Treasury	Additional Paid In
	Shares	Amount	Stage	Receivable	Stock	Capital	Total
BALANCE, March 31, 2004	35,251,000	$671,724	$(1,224,730)	$—	$—	$114,387	$(438,619)

Cancellation of common stock valued at $.01 per share	(3,100,000)	—	—	—	—	—	—

Common Stock issued for cash valued at $.25 per share	40,000	5,085	—	—	—	4,915	10,000

Common Stock issued for debt valued at $.50 per share	1,437,364	718,682	—	—	—	—	718,682

Common Stock issued for services valued at $.25 per share	5,583,000	1,395,750	—	—	—	—	1,395,750

Common stock issued for subscription receivable valued
at $.25 per share	115,000	14,621	—	(28,750)	—	14,129	—

Warrants issued to CEO for debt and services valued	—	—	—	—	—	390,707	390,707
at $.21 per share

Warrants issued for services valued at $.30 per share	—	—	—	—	—	4,347,100	4,347,100

Warrants issued with debt valued at $.15 per share	—	—	—	—	—	81,014	81,014

Warrants issued for debt valued at $.25 per share	—	—	—	—	—	3,913	3,913

Net loss for the period ended March 31, 2005	—	—	(7,012,546)	—	—	—	(7,012,546)

BALANCE, March 31, 2005	39,326,364	$2,805,862	$(8,237,276)	$(28,750)	$—	$4,956,165	$(503,999)

Treasury stock purchases valued at $.10 per share	—	$—	$—	$—	$(41,100)	$—	$(41,100)

Treasury stock purchased valued at $.15 per share	—	—	—	—	(3,750)	—	(3,750)

Treasury stock purchased valued at $.20 per share	—	—	—	—	(20,000)	—	(20,000)

Treasury stock issued for services valued at $.20 per share	—	—	—	—	20,000	—	20,000

Cancellation of common stock valued at $.25 per share	(22,834,461)	(5,708,615)	—	—	—	—	(5,708,615)

Common stock issued for services valued at $.12 per share	200,000	24,000	—	—	—	—	24,000

Common stock issued for services valued at $.25 per share	46,569,346	11,642,336	—	—	—	—	11,642,336

Common stock issued for warrants exercised at
$.001 per share	9,815,000	9,815	—	—	—	—	9,815

Common stock issued for services valued at $.10 per share	1,000,000	100,000	—	—	—	—	100,000

Common stock and warrants issued for cash valued
at approximately $.10 per share of common stock and
$.16 per warrant	538,462	56,374	—	—	—	13,626	70,000

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended March 31, 2006 and 2005

	Common Stock		Deficit Accumulated During the Development	Subscription	Treasury	Additional Paid In
	Shares	Amount	Stage	Receivable	Stock	Capital	Total
Common stock and warrants issued for cash valued
at approximately $.07 per share of common stock and
$.12 per warrant	300,000	$21,242	$—	$—	$—	$8,758	$30,000

Common stock issued for warrants valued at $.10 per share	740,000	74,000	—	—	—	—	74,000

Warrants issued with debt valued at $.18 per share	—	—	—	—	—	26,191	26,191

Warrants issued for services valued at $.20 per share	—	—	—	—	—	63,936	63,936

Warrants issued for services valued at $.27 per share	—	—	—	—	—	1,011,750	1,011,750

Warrants issued for services valued at $.12 per share	—	—	—	—	—	29,250	29,250

Warrants issued for debt and services valued
at $.21 per share	—	—	—	—	—	176,226	176,226

Warrants issued for debt valued at $.24 per share	—	—	—	—	—	1,063	1,063

Warrants issued for debt valued at $.20 per share	—	—	—	—	—	50,000	50,000

Warrants issued for services valued at $.14 per share	—	—	—	—	—	30,000	30,000

Warrants issued for services valued at $.215 per share	—	—	—	—	—	226,825	226,825

Warrants issued with debt valued at $.21 per share	—	—	—	—	—	80	80

Warrants issued for debt and services valued
At $.16 per share	—	—	—	—	—	38,968	38,968

Warrants issued for services valued at $.24 per share	—	—	—	—	—	31,200	31,200

Warrants issued for services valued at $.16 per share	—	—	—	—	—	20,800	20,800

Warrants issued for services valued at $.115 per share	—	—	—	—	—	35,075	35,075

Warrants issued for services valued at $.02 per share	—	—	—	—	—	14,800	14,800

Forgiveness for accrued payroll	—	—	—	—	—	60,000	60,000

Net loss for the period ending March 31, 2006	—	—	(9,504,635)	—	—	—	(9,504,635)

BALANCE, March 31, 2006	75,654,711	$9,025,014	$(17,741,911)	$(28,750)	$(44,850)	$6,794,713	$(1,995,784)

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31,

	2006	2005
Cash Flows from Operating Activities:
Net loss	$(9,504,635)	$(7,012,546)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	6,295	5,905
Amortization of discount	14,287	81,504
Non-cash services for stock and warrants	7,513,551	5,851,389
Warrants issued in lieu of cash	—	282,167

Net changes to:
Accounts receivable	—	131
Inventory	—	48,292
Prepaid expenses	—	2,753
Accounts payable	182,481	29,593
Accrued expenses	970,309	212,803
Accrued payroll officers	114,000	(151,333)
Accrued interest	33,363	35,723

Net Cash (Used) by Operating Activities	(670,349)	(613,619)

Cash Flows from Investing Activities
Purchase of property and equipment	(3,600)	(2,289)

Net Cash (Used) by Investing Activities	(3,600)	(2,289)

Cash Flows from Financing Activities:
Bank overdraft	(3,801)	4,534
Increase in advances from related party	224,066	531,136
Proceeds from issuance of common stock	183,690	10,000
Purchase of treasury stock	(64,850)	—
Proceeds from issuance of notes payable	335,750	60,000
Proceeds from issuance of treasury stock	—	—

Net Cash Provided by Financing Activities	674,855	605,670

Net Increase (Decrease) in Cash	906	(10,238)

Cash at Beginning of Period	—	10,238

Cash at End of Period	$906	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$14,403	$—
Income taxes	$—	$—
Note payable paid with issuance of stock	$—	$718,682

[ Continued ]

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
[ Continued ]

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the year ended March 31, 2006:

The Company issued 46,569,346 shares of common stock for services valued at $11,642,336, or approximately $.25 per share.

The Company issued 5,625,000 warrants to purchase common stock for services valued at $1,361,761, or approximately $.24 per share.

The Company issued 1,075,555 warrants to purchase common stock for reduction of accrued debt valued at $143,000 and for services of $72,194, or approximately $.20 per share.

In connection with the issuance of $335,750 in convertible debentures, the Company issued 167,875 warrants to purchase common stock and allocated proceeds received of approximately $.16 per share to the warrants. A corresponding discount of $27,334 was recorded for the convertible debentures.

The Company transferred 100,000 shares of its treasury stock for reduction of debt valued at $5,810 and for services of $14,190, or approximately $.20 per share.

The Company issued 1,000,000 shares of common stock in exchange for $100,000 of advance from related parties, valued at approximately $.10 per share.

The Company issued 250,000 warrants in exchange for $50,000 of advance from related parties, valued at approximately $.20 per share.

During the period ended December 31, 2005, an officer of the Company forgave accrued payroll totaling $60,000. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

The Company issued 200,000 shares of common stock for services valued at $24,000 or approximately $.12 per share.

The Company issued 130,000 warrants to purchase common stock for services valued at $31,200 or approximately $.24 per share.

The Company issued 130,000 warrants to purchase common stock for services valued at $20,800 or approximately $.16 per share.

The Company issued 305,000 warrants to purchase common stock for services valued at $35,075 or $.115 per share.

The Company issued 740,000 warrants in replacement of 388,000 warrants. The new warrants were valued at $14,800 or approximately $.02 per share.

For the year ended March 31, 2005:

During the year ended March 31, 2005, the Company extended $718,682 of related party advances into seven notes payable of $250,000, $250,000, $92,170, $56,512, $25,000, $20,000, and $25,000.

During the year ended March 31, 2005, the Company converted $718,682 of related party notes payable into common stock at $.50 per share. As a result of this conversion, 1,437,364 shares of common stock were issued.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
[ Continued ]

Supplemental Schedule of Non-cash Investing and Financing Activities: (continued)

During the year ended March 31, 2005, the Company issued a total of 5,583,000 shares of common stock for services valued at $1,395,750.

In connection with the issuance of $718,682 in convertible debentures, the Company issued 521,841 warrants to purchase common stock and allocated proceeds received of approximately $.15 per share to the warrants. A corresponding discount was recorded for the convertible debentures.

In connection with the issuance of $35,000 in convertible debentures, the Company issued 17,500 warrants to purchase common stock and allocated proceeds received of approximately $.25 per share to the warrants. A corresponding discount was recorded for the convertible debentures.

The Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750 or approximately $.127 per share and $.123 per warrant.

The Company issued 14,500,000 warrants to purchase common stock for services rendered. The warrants were recorded at $4,347,100 or approximately $.30 per share.

The Company issued 1,881,113 warrants to purchase common stock for reduction of accrued debt of $282,167 and for services of $108,540 or approximately $.21 per share.

The accompanying notes are an integral part of these consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Face Print Global Solutions, Inc. (“Parent”) was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc. Parent had been inactive since its inception. In March 2003, Parent changed its name to Face Print Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“Subsidiary”) was organized under the laws of the State of California on January 30, 2003. On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003. The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock wherein Subsidiary became a wholly-owned subsidiary of Parent [ See Note 2 ]. The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

Apometrix Technologies, Inc. (“Second Subsidiary”), was organized under the laws of Canada on December 4, 2004. On May 31, 2005, Parent acquired Second Subsidiary pursuant to a Share Purchase Agreement signed May 31, 2005. The acquisition is for the purchase of the Second Subsidiary’s shares in consideration of the purchase price set forth in the Share Purchase Agreement. On September 14, 2005, the Parent and the Second Subsidiary entered into an agreement to terminate their relationship effective September 14, 2005.

Face Print Global Solutions, Inc., and Subsidiary, (“the Company”) plans to develop and market facial recognition software. The Company also has been marketing playing cards printed with custom faces. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Fiscal Year - The Company’s fiscal year-end is March 31st.

Cash and Cash Equivalents - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews their property and equipment for impairment.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [ Continued ]

Website Costs - The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. As of March 31, 2006, the Company has capitalized a total of $6,222 of website costs which are included in property and equipment. The Company did not incur any planning costs and did not record any research and development costs for the years ended March 31, 2006 and 2005.

Revenue Recognition - The Company’s revenue comes from the sale of custom playing cards. The Company recognized revenue when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonable assured. Products are shipped FOB shipping point at which time title passes to the customer because there is no right of return after shipment.

Advertising Costs - Advertising costs are charged to operations when incurred. The Company expensed $14,125 and $36,500 in advertising costs during the years ended March 31, 2006 and 2005, respectively.

Stock-Based Compensation  - The Company has one stock-based employee compensation plan [ See Note 6 ]. The Company accounts for its plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations. The Company has not issued any stock options or warrants under the plan.

Research and Development - The Company expenses research and development as incurred. For the years ended March 31, 2006 and 2005, respectively, the Company expensed $734 and $50,000 in research and development.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” [ See Note 7 ].

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” [ See Note 10 ].

Accounting Estimates  - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [ Continued ]

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, SFAS No. 123 (revised 2004), “Share-Based Payment”, SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”, SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140”, and SFAS No. 156, “Accounting for the Servicing of Financial Assets,” were recently issued. SFAS No. 151, 152, 153, 123 (revised 2004), 154, 155 and 156 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Reclassification - The financial statements for periods prior to March 31, 2006 have been reclassified to conform to the headings and classifications used in the March 31, 2006 financial statements.

Foreign currency translation - Financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues, expenses, gains and losses. Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) and foreign currency transaction gains and losses are recorded in other income and expense.

Discontinued Operations - The Company has adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment of Disposal of Long-Lived Assets”. SFAS No. 144 modifies previous disclosures and requires additional disclosures for discontinued operations and the assets associated with discontinued operations [ See Note 3 ].

NOTE 2 - AGREEMENT AND PLAN OF REORGANIZATION

On March 17, 2003, Parent and Subsidiary entered into an Agreement and Plan of Reorganization whereby Parent agreed to acquire 100% of Subsidiary in a stock for stock exchange. The agreement called for Parent to issue 24,070,000 shares of common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock. The Company has accounted for the acquisition as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - DISCONTINUED OPERATIONS

On May 31, 2005, Parent acquired Second Subsidiary pursuant to a Share Purchase Agreement signed May 31, 2005. Parent acquired 100% of the outstanding stock of Second Subsidiary for cash of $7,673. The acquisition is accounted for as a purchase and accordingly the operations of Second Subsidiary prior to the date of acquisition have been eliminated. The Company subsequently entered into an agreement to terminate the acquisition on September 14, 2005.

The following is a summary of the results of operations of the Company’s discontinued business:

	March 31, 2006	March 31, 2005
Revenue	$—	$—
Cost of goods sold	—	—
Expenses	66,428	—
Other income (expense)	—	—
Net (Loss)	$(66,428)	$—
(Loss) per Share	(.00)	—

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	March 31, 2006	March 31, 2005
Office furniture and equipment	$17,378	$13,778
Website	6,222	6,222
	23,600	20,000
Less: Accumulated depreciation	(15,560)	(9,265)
Net Property and Equipment	$8,040	$10,735

Depreciation expense for the years ended March 31, 2006 and 2005 was $6,295 and $5,905, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - CONVERTIBLE NOTES PAYABLE

	March 31, 2006	March 31, 2005
The Company issued a $5,000 convertible note payable to Julie Kemp. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $199 and $465, respectively	$4,801	$4,535

The Company issued a $20,000 convertible note payable to Michel Carrier. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $797 and $1,861, respectively	19,203	18,139

The Company issued a $10,000 convertible note payable to Manon Pardis. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $470 and $1,098, respectively	9,530	8,902

The Company issued a $200,000 convertible note payable to Gestion Lamvic. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $8,730 and $0, respectively	191,270	—

The Company issued a $125,000 convertible note payable to 1451063 Ontario. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $5,456 and $0, respectively	119,544	—

The Company issued a $10,000 convertible note payable to Jean Houle. The note accrues interest at 10% per annum, is due September 2007 and is convertible into common stock at $.50 per share, net of discounts of $754 and $0, respectively	9,246	—

The Company issued a $750 convertible note payable to Dean Hash. The note accrues interest at 10% per annum, is due October 10, 2007 and is convertible into warrants at $.50 per share, net discounts of $64 and $0, respectively	686	—

	354,280	31,576
Less: current portion	—	—

Net Convertible Notes Payable	$354,280	$31,576

Amortization of discount for the years ended March 31, 2006 and 2005 was $16,470 and $3,424, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock.

During the year ended March 31, 2005, in connection with the issuance of $718,682 in convertible debentures, the Company issued 359,341 warrants to purchase common stock. The Company allocated proceeds of $81,015, or approximately $.15 per share to the warrants. The Company converted the $718,682 in notes payable into common stock at $.50 per share. The total amount of shares issued as a result of this conversion was 1,437,364.

During the year ended March 31, 2005, the Company issued 5,583,000 shares of common stock for services valued at $1,395,750, or approximately $.25 per share.

During the year ended March 31, 2005, the Company issued 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock for $10,000 cash, or approximately $.127 per share and $.123 per warrant.

During the year ended March 31, 2005, the Company converted accrued salary to 1,881,113 warrants to purchase common stock in lieu of wages valued at $282,167. The warrants were valued at $390,707 and additional compensation of $108,540 was recorded.

During the year ended March 31, 2005, the Company issued 17,500 warrants to purchase common stock and allocated proceeds received of $3,913, or approximately $.25 per share to the warrants in connection with the issuance of $35,000 in convertible debentures. A corresponding discount was recorded for the convertible debentures.

During the year ended March 31, 2005, the Company issued 115,000 shares of common stock and warrants to purchase 115,000 shares of common stock for subscriptions receivable in the amount of $28,750

During the year ended March 31, 2005, the Company issued 14,500,000 warrants to purchase common stock for services rendered. The warrants were recorded at $4,347,100 or approximately $.30 per warrant.

During the year ended March 31, 2005, 3,100,000 shares of common stock were returned to the Company for cancellation.

During the year ended March 31, 2006, the Company issued 46,569,346 shares of common stock for services valued at $11,642,336, or approximately $.25 per share.

During the year ended March 31, 2006, the Company issued 5,625,000 warrants to purchase common stock for services valued at $1,361,761, or approximately $.24 per warrant.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK [ Continued ]

During the year ended March 31, 2006, the Company issued 1,075,555 warrants to purchase common stock for accrued salary valued at $143,000. The warrants were valued at $215,194 and additional compensation of $72,194 was recorded, or approximately $.20 per share.

During the year ended March 31, 2006, the Company issued 167,875 warrants to purchase common stock in connection with the issuance of $335,750 in convertible debentures and allocated proceeds received of $27,334, or approximately $.16 per share to the warrants. A corresponding discount was recorded for the convertible debentures.

During the year ended March 31, 2006, the Company bought back a total of 536,000 shares of common stock valued at $64,850, or $.12 per share.

During the year ended March 31, 2006, the Company transferred 100,000 shares of its treasury stock for reduction of debt of $5,810 and for services valued at $14,190, or approximately $.20 per share.

During the year ended March 31, 2006, 3,250,000 warrants to purchase common stock were returned to the Company for cancellation.

During the year ended March 31, 2006, 9,815,000 shares of common stock were purchased with warrants for $9,815, or approximately $.001 per share.

During the year ended March 31, 2006, the Company issued 1,000,000 shares in exchange for $100,000 of advance from related parties, valued at approximately $.10 per share.

During the year ended March 31, 2006, the Company issued 250,000 warrants in exchange for $50,000 of advance from related parties, valued at approximately $.20 per share.

During the year ended March 31, 2006, 838,462 shares of common stock and 162,500 warrants were purchased for $100,000. The Company allocated proceeds of $77,616, or approximately $.09 per share of common stock. The Company allocated proceeds of $22,384 to the warrants, or approximately $0.14 per share.

During the year ended March 31, 2006 an officer of the Company forgave accrued payroll totaling $60,000. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

The Company issued 200,000 shares of common stock for services valued at $24,000 or approximately $.12 per share.

The Company issued 130,000 warrants to purchase common stock for services valued at $31,200 or approximately $.24 per share.

The Company issued 130,000 warrants to purchase common stock for services valued at $20,800 or approximately $.16 per share.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [ Continued ]

The Company issued 305,000 warrants to purchase common stock for services valued at $35,075 or $.115 per share.

The Company issued 740,000 warrants in replacement of 388,000 warrants. The new warrants were valued at $14,800 or approximately $.02 per share.

During the year ended March 31, 2006, 740,000 shares of common stock were issued upon exercise of warrants at $.10 per share for $74,000.

A summary of the status of the warrants granted at March 31, 2006 and 2005 and changes during the years then ended is presented below.

	For the Years Ended March 31
	2006		2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	17,843,954	$.06	931,000	$.50
Granted	8,585,930.05		16,912,954.03
Exercised	10,555,000.01		—	—
Forfeited	10,888,000.02		—	—
Expired	—	—	—	—

Outstanding at end of period	4,986,884	$.23	17,843,954	$.06

Weighted average fair value of options granted during the period	8,585,930	$.05	16,912,954	$.03

The fair value of each warrant granted is estimated on the date granted using the Black—Scholes pricing model, with the following assumptions used for the grants during fiscal 2005: risk-free interest rate of 1.79%, expected dividend yield of zero, expected lives of 2 years and expected volatility of 318%. The following assumptions were used for options granted during fiscal 2006: risk-free interest rate of between 2.80% and 4.18%, expected dividend yield of zero, expected lives of 5 years and expected volatility of between 190% and 248%.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [ Continued ]

A summary of the status of the warrants outstanding at March 31, 2006 is presented below:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$.001	125,000	1.0 years	$.001	125,000	$.001
.05	2,956,668	4.1 years	.05	2,956,668.05
.10	250,000	4.3 years	.10	250,000.10
.20	325,000	4.8 years	.20	325,000.20
.40	87,500	4.6 years	.40	87,500.40
.50	698,000	0.2 years	.50	698,000.50
1.00	544,716	2.7 years	1.00	544,716	1.00
$.001 - 1.00	4,986,884	3.4 years	$.23	4,986,884	$.23

Reservation of Subsidiary Stock - In February 2003, Subsidiary’s Board of Directors resolved to reserve 1,000,000 shares of Subsidiary’s common stock to be issued under options to employees, advisors and consultants.

Stock Option Plan  - In November 1999, the Board of Directors of Parent adopted and the stockholders at that time approved the 1999 Stock Option Plan (“the Plan”). The Plan provides for the granting of qualified and non-qualified stock options to purchase up to 2,000,000 shares of common stock to directors, officers, advisors and employees of the Company as well as to employees of companies that do business with the Company. Awards under the plan will be granted as determined by the Stock Option Committee of the Board of Directors. The Plan limits awards to directors, officers and employees to $100,000 of compensation per year. The options will expire after 10 years or 5 years if the option holder owns at least 10% of the common stock of the Company. The exercise price of a non-qualified option must be at least 85% of the market price on the date of issue. The exercise price of a qualified option must be at least equal to the market price or 110% of the market price on the date of issue if the option holder owns at least 10% of the common stock of the Company. At March 31, 2006, no awards had been made and total awards available to be granted from the Plan amounted to 2,000,000 shares.

In October of 2005, the Board of Directors voted and approved a stock incentive plan (the 2005 Plan). The 2005 Plan provided for the grant of both incentive and non-qualified options to purchase up to 2,000,000 shares of the Company’s common stock. The incentive stock options were granted only to employees, including officers of the Company, while non-qualified stock options were granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. The exercise price of the stock options at $0.15 was not less than the fair market value of the underlying stock at the date of the grant. At March 31,2006 all options were granted.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6- CAPITAL STOCK [ Continued ]

In January of 2006, the Board of Directors voted and approved a stock incentive plan (the 2006 Plan). The 2006 Plan provided for the grant of both incentive and non-qualified options to purchase up to 3,000,000 shares of the Company’s common stock. The incentive stock options were granted only to employees, including officers of the Company, while non-qualified stock options were granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. The exercise price of the stock options at $0.10 was not less than the fair market value of the underlying stock at the date of the grant. At March 31,2006 2,595,621 options were granted.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. The company has an approximate net operating loss carryforward of $11,860,000 which expires in various years through 2026 and an approximate capital loss carryforward of $67,000 which expires in the year 2011.

Deferred tax assets are comprised of the following:

	March 31,
	2006	2005
Deferred tax assets:
Excess of tax over book basis of fixed assets	$383	$367
Net operating loss carryforward	2,669,736	779,852
Capital loss carryforward	15,046	—
Accrued compensation	15,532	14,632
Less valuation allowance	(2,700,697)	(794,851)
	$—	$—

The Company had no deferred tax liabilities at March 31, 2006 and 2005. The amount and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. At March 31, 2006 and 2005, the Company has recorded a valuation allowance of $2,700,697 and $794,851 to fully offset the deferred tax asset resulting in an increase in the valuation allowance of $1,905,847 and $556,851 respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [ Continued ]

The reconciliation of the provision (benefit) for income taxes computed at the U.S. federal statutory tax rate to the Company’s effective tax rate for the periods ended March 31, 2006 and 2005 is as follows:

	March 31,
	2006	2005
Federal provision (benefit) at statutory rate	15.00%	15.00%
State income tax	7.51%	7.51%
Change in valuation allowance	(20.05)%	(7.94)%
Nondeductible compensation	(1.93)%	(14.30)%
Other	(.53)%	(.27)%
Effective tax rate	—	—

NOTE 8 - RELATED PARTY TRANSACTIONS

Advances from Related Party - Officers and shareholders of the Company have made payments on behalf of the Company and cash advances to the Company totaling $172,587.

Management Compensation - As of March 31, 2006 and 2005, the Company has accrued salary owed to officers/shareholders of the Company of $69,000 and $65,000. Salary expense to the officers/shareholders for the years ended March 31, 2006 and 2005 amounted to cash payments of $105,750 and $56,833, respectively. The Company also issued 1,575,555 and 16,381,113 warrants valued at $312,644 and $4,737,807, and also issued 15,800,000 and 4,795,000 shares of common stock valued at $3,950,000 and $1,198,750, respectively, as compensation to officers/shareholders.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses in recent years and has a stockholders’ deficit. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Years Ended
	2006	2005
Loss from continuing operations
(numerator)	$(9,437,792)	$(7,012,546)

Loss from discontinued operations
(numerator)	(66,428)	—

Gain (loss) on disposal of
discontinued operations
(numerator)	(415)	—
Loss available to common
shareholders (numerator)	$(9,504,635)	$(7,012,546)
Weighted average number of
common shares outstanding
used in loss per share for the
period (denominator)	75,654,711	38,200,608

At March 31, 2006, the Company had outstanding warrants and notes payable convertible into shares of common stock, which were not used in the computation of loss per share because their effect would be anti-dilutive. Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Investors Relations Agreement - In February 2005, the Company signed an investors’ relations agreement with CCG Investor Relations for investor relations services. The agreement calls for the Company to pay a retainer of $6,000 per month. In addition, the Company will also issue 50,000 shares of common stock each month under the agreement. The term of this agreement shall be for the period March 1, 2005 through August 31, 2005 and continuing on a month-to-month basis thereafter unless terminated by either party by providing a thirty-day written notice. This agreement was terminated in May 2005.

In August 2005, the Company signed an investors’ relations agreement with Wall Streets Inside Reporter, Inc. for consulting services. The agreement calls for the Company to issue 500,000 shares of free trading common stock and 1,000,000 shares of restricted common stock. The term of this agreement shall be for six months beginning on August 22, 2005 unless terminated by either party. This agreement was terminated in September 2005.

In August 2005, the Company signed a consulting agreement with an individual for consulting services. The agreement calls for the Company to issue 500,000 shares of free trading common stock. The term of this agreement shall be for six months beginning on August 15, 2005.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [ Continued ]

In September 2005, the Company signed an investors’ relations agreement with KBM Consulting, Inc. for investor relations services. The agreement calls for the Company to issue 3,000,000 shares of common stock. This agreement was subsequently terminated on January 10, 2006.

Public Relations - In March 2005, the Company signed an investors relations agreement with Coffin Partners for investor relations services.  Coffin Partners prepared a public relations plan for the Company and advised the management on investor relations. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share for 50,000 shares. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The term of this agreement was for the period March 1, 2005 through April 30.

Communications and press releases - In March 2005, the Company signed an agreement with FSI Media for communication services.  The agreement calls for the Company to pay a retainer of $2,500 per month. The Company also issued 50,000 shares of common stock to Frederic Serre in connection with his consulting agreement. Mr. Serre worked as VP of Communications for the Company and wrote press releases and communication documents. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. The issuance of March 16, 2005 constituted a signing bonus as stated in the consulting agreement. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The agreement ended in May 2006.

Business Development Agreement - In January 2005, the Company signed a three year agreement with Gestion Académac Inc. for business development services. The agreement calls for the Company to pay a fee of $11,000 per month. For the three years commitment to participate in the structuring and organization of the business operations of the company, Consultant has been awarded a 5 years warrant to buy 7,000,000 shares of the capital of the company at a price of $0.001 per share. The Company has also agreed to issue to Consultant 5 years warrants to buy 3,000,000 common shares at a price of $0.001 per share: each warrant will be for 250,000 shares. The first such warrant has been issued on January 10, 2005, the date of this agreement, and the remaining warrants will be issued at the end of each quarter for a total of 11 successive quarters.

R&D Agreement - In May 2005, the Company signed a three year agreement with Gestion Renaud Nadeau Inc. for R&D services. The agreement calls for the Company to pay a fee of $4,000 per month. For the three years commitment to participate in the development of the company, Consultant is entitled to receive a 5 years warrants to buy 3,600,000 shares of the capital of the company at a price of $0.001 per share. A first warrant of 500,000 shares has been issued upon execution of the agreement. Warrants for the remaining 3,100,000 shares will be issued monthly for the next 31 months at a rate of 100,000 shares per month. The Company has agreed to issue to Consultant 5 years warrants to buy 1,500,000 common shares at a price of $0.001 per share: each warrant will be for 125,000 shares. The first two warrants have been issued upon execution of the agreement, and the remaining warrants will be issued at the end of each quarter for a total of ten successive quarters.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [ Continued ]

Analyst Programmer Agreement - In May 2005, the Company signed a three year agreement with Martin Longpré for software development services. The agreement calls for the Company to pay a fee of $4,300 per month. For the three years commitment to participate in the development of the company, Consultant is entitled to receive a 5 years warrants to buy 1,080,000 shares of the capital of the company at a price of $0.001 per share. A first warrant of 150,000 shares has been issued upon execution of the agreement. Warrants for the remaining 930,000 shares will be issued monthly for the next 31 months at a rate of 30,000 shares per month. The Company has agreed to issue to Consultant 5 years warrants to buy 600,000 common shares at a price of $0.001 per share: each warrant will be for 50,000 shares. The first two warrants have been issued upon execution of the agreement, and the remaining warrants will be issued at the end of each quarter for a total of ten successive quarters.

Project Manager Agreement - In May 2005, the Company signed a three year agreement with Mario Carrière for project management services. The agreement calls for the Company to pay a fee of $1,500 per month. For the three years commitment to participate in the development of the company, Consultant is entitled to receive a 5 years warrants to buy 216,000 shares of the capital of the company at a price of $0.001 per share. A first warrant of 30,000 shares has been issued upon execution of the agreement. Warrants for the remaining 186,000 shares will be issued monthly for the next 31 months at a rate of 6,000 shares per month. The Company has agreed to issue to Consultant 5 years warrants to buy 300,000 common shares at a price of $0.001 per share: each warrant will be for 25,000 shares. The first two warrants have been issued upon execution of the agreement, and the remaining warrants will be issued at the end of each quarter for a total of ten successive quarters. This agreement has been terminated in September 2005.

Marketing and Sales - In April 2006, the Company signed a two months agreement with John Magill to use his services as Acting Sales Manager for the Company and provide marketing and sales services to the Company. The agreement calls for the Company to issue to the Consultant 75,000 S8 shares monthly for two months.

Marketing and Sales - In June 2006, the Company signed a three months agreement with John Magill to use his services as Acting Sales Manager for the Company and provide marketing and sales services to the Company. The agreement calls for the Company to issue to the Consultant 100,000 S8 shares monthly for three months.

Security Related Research, Analysis and Consulting - In April 2006, the Company signed a six months agreement with DSN Consulting to use the services of the Consultant for certain security related research, analysis and consulting and promotional work on its behalf. The agreement calls for the Company to pay the Consultant a monthly fee of $800 and issue to the Consultant 10,000 free trading S8 shares per month for a period of six months.

Translation, Revision & Research Services Agreement - In April 2005, the Company signed an agreement with Claire Gendreau to assist the Company with translation, revision & research services concerning the Company's business. As a total and final compensation for services rendered under this Agreement, Consultant has received 200,000 S8 shares at a value of $0.12 per share. This agreement has been terminated in January 2006.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [ Continued ]

Evaluation and Acquisition of Technology - In April 2006, the Company signed a three months agreement with Mohamed Laaroussi to provide advisory services relating to the evaluation and acquisition of technology companies. The agreement calls for the Company to issue to the Consultant 50,000 S8 shares monthly for three months.

Financing & CFO Support Services - The Company signed an agreement with Transition Partners, Limited ("TPL") to act as a financial advisor and provide Chief Financial Officer support services (“CFO support services”) to FacePrint Global Solutions, Inc. (the "Company") for an initial period of six months, commencing July 5, 2006 through January 4, 2007. In consideration for acting as financial advisor and providing interim CFO support services to the Company throughout this engagement, TPL will be paid in advance a monthly retainer of $23,000 on the fifth day of each month of this six month agreement throughout the duration of its engagement. TPL will be granted warrants to acquire such number of shares of the outstanding common stock of the Company equal to 4% of the shares of common stock of the Company on a fully-diluted, fully converted basis as of the date of our engagement. The Warrants will contain a per share exercise price which is equal to the per share fair market value of the Company as of July 5, 2006 as reported on the NASDAQ bulletin board OTC quotation system. The Company will also pay contingent advisory fees for the successful procurement of working capital to the Company. The procurement fees will be based on a success fee formula equal to 7% of the value of such Transaction.

Employment Contracts - The Company has employment contracts with three officers of the Company. The agreement calls for the Company to pay the officers combined salaries of approximately $324,000 a year. In addition, the Company will issue 600,000 shares of common stock quarterly under the agreement. The terms of these contracts are for three years beginning in January 2005.

Rental Agreement - In March 2003, the Company assumed an office lease for 1,792 square feet in Fresno, California from its majority founder that expires November 30, 2007. Rent expense for the years ended March 31, 2006 and 2005 was $33,788 and $33,177, respectively. The future minimum lease payments are as follows:

Years Ended March 31:
2007	34,521
2008	23,280
Total	$57,801

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES [ Continued ]

Litigation - The Company has been named in a lawsuit alleging breach of contract and termination. The plaintiff is seeking damages in excess of $100,000. The Company has filed a cross complaint against the plaintiff claiming breach of contract. Management is unable to predict the ultimate outcome of this matter, but believes the ultimate resolution will not have a material impact on the financial condition of the Company.

The Company is also involved in other litigation or arbitrations as a result of its normal business operations but believes the resolutions of these additional matters would not have a material impact on the financial condition of the Company.

NOTE 12 - SUBSEQUENT EVENTS

Subsequent to March 31, 2006, the Company has issued a total of 1,725,000 shares of common stock for services.

FACE PRINT GLOBAL SOLUTIONS, INC.
AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

June 30, 2006

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

CONTENTS

PAGE
—	Unaudited Condensed Consolidated Balance Sheets,June 30, 2006 and March 31, 2006	1 - 2

—	Unaudited Condensed Consolidated Statements of Operations, for the three months ended June 30, 2006 and 2005	3

—	Unaudited Condensed Consolidated Statements of Cash Flows, for the three months ended June 30, 2006 and 2005	4 - 6

—	Notes to Unaudited Condensed Consolidated Financial Statements	7 - 18

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,2006	March 31,2006
ASSETS
CURRENT ASSETS:
Cash	$4,984	$906
Prepaid legal fees	22,255	-
Total Current Assets	27,239	906
PROPERTY AND EQUIPMENT, net	9,122	8,040
Total Assets	$36,361	$8,946

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank overdraft	$-	$733
Accounts payable	207,506	153,167
Accrued expenses	1,269,443	1,184,185
Advance from related party	15,218	174,279
Accrued payroll	135,000	69,000
Accrued interest	78,653	69,086

Total Current Liabilities	1,705,820	1,650,450

CONVERTIBLE NOTES PAYABLE - related party (net of discount $266,182 and $16,470 respectively)	399,568	354,280
Total Liabilities	2,105,388	2,004,730

[Continued]

Note: The balance sheet at March 31, 2006 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

	June 30, 2006	March 31, 2006
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value, unlimited
number of shares authorized 77,846,021 and
75,654,711 shares issued and outstanding	9,571,341	9,025,014
Additional paid in capital	7,056,117	6,794,713
Retained earnings (deficit)	(18,622,885)	(17,741,911)
	(1,995,427)	(1,922,184)
Less: Treasury stock	(44,850)	(44,850)
Less: Stock subscription receivable	(28,750)	(28,750)
Total Stockholders' Equity (Deficit)	(2,069,027)	(1,995,784)
	$36,361	$8,946

Note: The balance sheet at March 31, 2006 was taken from the audited  financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,
	2006	2005
REVENUE	$-	$90
COST OF GOODS SOLD	-	2,468
GROSS PROFIT (LOSS)	-	(2,378)
EXPENSES:
Selling	1,600	1,780
General and administrative	864,299	5,358,416
Total Expenses	865,899	5,360,196
LOSS BEFORE OTHER
INCOME (EXPENSE)	(865,899)	(5,362,574)
OTHER INCOME (EXPENSE):
Interest expense	(15,075)	(8,467)
LOSS BEFORE INCOME TAXES	(880,974)	(5,371,041)
CURRENT TAX EXPENSE	-	-
DEFERRED TAX EXPENSE	-	-
NET LOSS	$(880,974)	$(5,371,041)
LOSS PER COMMON SHARE	$(.01)	$(.11)

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended June 30,
	2006	2005
Cash Flows from Operating Activities:
Net loss	$(880,974)	$(5,371,041)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation and amortization	1,605	1,668
Amortization of discount	5,501	2,672
Non-cash services for stock and warrants	551,518	4,470,686

Net changes to:
Accounts receivable	-	(704)
Due from related party	-	4,071
Prepaid expenses	(22,255)	-
Accounts payable	54,339	(15,224)
Accrued expenses	85,258	566,767
Accrued payroll-officers	66,000	86,899
Accrued interest	9,567	5,780

Net Cash (Used) by Operating Activities	(129,441)	(248,426)

Cash Flows from Investing Activities
Purchase of property and equipment	(2,687)	(375)

Net Cash (Used) by Investing Activities	(2,687)	(375)

Cash Flows from Financing Activities:
Bank overdraft	(733)	1,050
Increase in advances from related party	135,939	(21,061)
Proceeds from issuance of common stock	1,000	-
Purchase of treasury stock	-	(44,850)
Proceeds from issuance of notes payable	-	325,000
Net Cash Provided by Financing Activities	136,206	260,139
Effect of Exchange Rate Changes	-	(586)

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
[Continued]
	For the Three Months Ended June 30,
	2006		2005
Net Increase in Cash		4,078	10,752
Cash at Beginning of Period		906	-
Cash at End of Period		$4,984	$10,752
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest		$7 $	16
Income taxes	$	- $	-

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
[Continued]

Supplemental Schedule of Non-cash Investing and Financing Activities:

During the three months ended June 30, 2006:

The Company issued 2,181,310 shares of common stock for services valued at $545,328 or approximately $.25 per share.

The Company converted $295,000 of advances to convertible debentures.

The Company, in connection with the issuance of $295,000 in convertible debentures, issued 2,458,333 warrants to purchase common stock. The Company allocated proceeds of $255,218, or approximately $.10 per share to the warrants.

During the period ended June 30, 2006, the Company extended the exercise period of certain warrants an additional four months. This resulted in an additional expense of $6,192.

During the three months ended June 30, 2005:

The Company issued a total of 13,580,000 shares of common stock for services valued at $3,395,000.

In addition, the Company bought back a total of 436,000 shares of common stock valued at $44, 850.

The Company issued 4,070,000 warrants to purchase common stock for services rendered. The warrants were record at $1,075,686 for approximately $.27 per share.

[Continued]

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Face Print Global Solutions, Inc. (“Parent”) was organized under the laws of the State of Wyoming on November 12, 1999 as Dostuk Holdings, Inc. Parent had been inactive since its inception. In March 2003, Parent changed its name to Face Print Global Solutions, Inc.

FacePrint Global Solutions, Inc. (“Subsidiary”) was organized under the laws of the State of California on January 30, 2003. On March 31, 2003, Parent acquired Subsidiary pursuant to an Agreement and Plan of Reorganization signed March 17, 2003. The agreement called for Parent to issue 24,070,000 shares of its common stock to the former shareholders of Subsidiary for all 24,070,000 outstanding shares of Subsidiary’s common stock wherein Subsidiary became a wholly-owned subsidiary of Parent. The acquisition has been accounted for as a recapitalization of Subsidiary in a manner similar to a reverse purchase. Accordingly, the equity transactions have been restated to reflect the recapitalization of Subsidiary and the operations of Parent prior to the date of acquisition have been eliminated. The financial statements reflect the operations of Subsidiary from its inception.

Face Print Global Solutions, Inc., and Subsidiary, (“the Company”) plans to develop and market facial recognition software. The Company also marketed playing cards printed with custom faces. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Consolidation - The consolidated financial statements include the accounts of Parent and its wholly-owned Subsidiary. All significant intercompany transactions have been eliminated in consolidation.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2006 and 2005 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2006 audited financial statements. The results of operations for the periods ended June 30, 2006 and 2005 are not necessarily indicative of the operating results for the full year.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITEDCONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	June 30,	March 31,
	2006	2006
Office furniture and equipment	$20,066	$17,378
Website	6,222	6,222
	26,288	23,600
Less: Accumulated depreciation	(17,166)	(15,560)
Net Property and Equipment	$9,122	$8,040

Depreciation expense for the three months ended June 30, 2006 and 2005 was $1,605 and $1,668, respectively.

NOTE 3 - CONVERTIBLE NOTES PAYABLE

	June 30,	March 31,
	2006	2006
The Company issued a $5,000 convertible note payable to Julie Kemp. The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $133 and $199, respectively	$4,867	$4,801

The Company issued a $20,000 convertible note payable to Michel Carrier.The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $532 and $797, respectively	19,468	19,203

The Company issued a $10,000 convertible note payable to Manon Pardis.The note accrues interest at 10% per annum, is due January 2007 and is convertible into common stock at $.50 per share, net of discounts of $314 and $470, respectively	9,686	9,530

The Company issued a $200,000 convertible note payable to Gestion Lamvic.The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $6,716 and $8,730, respectively	193,284	191,270

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - CONVERTIBLE NOTES PAYABLE [Continued]

	June 30, 2006	March 31, 2006
The Company issued a $125,000 convertible note payable to 1451063 Ontario. The note accrues interest at 10% per annum, is due May 2007 and is convertible into common stock at $.50 per share, net of discounts of $4,197 and $5,456, respectively	120,803	119,544

The Company issued a $10,000 convertible note payable to Jean Houle. The note accrues interest at 10% per annum, is due September 2007 and is convertible into common stock at $.50 per share, net of discounts of $620 and $754, respectively	9,380	9,246

The Company issued a $750 convertible note payable to Dean Hash. The note accrues interest at 10% per annum, is due October 10, 2007 and is convertible into warrants at $.50 per share, net of discounts of $53and $64, respectively	697	686

The Company issued a $255,000 convertible note payable to Pierre Cote. The note accrues interest at 10% per annum, is due June 26, 2008 and is convertible to warrants at $.12 per share or stock at $.06 per share, net of discounts of $219,230 and $0,respectively	35,770	-

The Company issued a $40,000 convertible note payable to Piyada Cote. The note accrues interest at 10% per annum, is due June 26, 2008 and is convertible to warrants at $.12 per share or stock at $.06 per share, net of discounts of $34,387 and $0,respectively	5,613	-

	399,568	354,280
Less: current portion	-	-

Net Convertible Notes Payable	$399,568	$354,280

Amortization of discount for the three months ended June 30, 2006 and 2005 was $5,501 and $26,934, respectively.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CAPITAL STOCK

Common Stock - The Company has authorized an unlimited number of shares of no par value common stock.

During the three months ended June 30, 2006, 10,000 shares of common stock were issued upon exercise of warrants at $.10 per share for $1,000.

During the three months ended June 30, 2006, the Company issued 1,725,000 shares of common stock for services valued at $431,250 or, approximately $.25 per share.

During the three months ended June 30, 2006 the Company issued 456,310 shares of common stock for services valued at $114,078 or approximately $.25 per share.

During the three months ended June 30, 2006 the Company, in connection with the issuance of $295,000 in convertible debentures, issued 2,458,333 warrants to purchase common stock. The Company allocated proceeds of $255,218, or approximately $.10 per share to the warrants.

During the period ended June 30, 2006, the Company extended the exercise period of certain warrants an additional four months. This resulted in an additional expense of $6,192.

A summary of the status of the warrants granted at June 30, 2006 and March 31, 2006 and changes during the periods then ended is presented below.

	For the Three Months Ended June 30, 2006		For the Year Ended March 31, 2006
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	4,986,884.23		17,843,954		$.06
Granted	2,458,333.12		8,585,930.05
Exercised	10,000.50		10,555,000.01
Forfeited	-	-	10,888,000.02
Expired	-	-	-		-
Outstanding at end of period	7,435,217	$.20	4,986,884	$	. 23
Weighted average fair value of
options granted during the period	2,458,333	$.12	8,585,930		$.05

The fair value of each warrant granted is estimated on the date granted using the Black-Scholes pricing model, with the following assumptions used for the grants during fiscal 2006: risk-free interest rate of 2.8%, expected dividend yield of zero, expected lives of 2 years and expected volatility between 190% and 248%. The following assumptions were used for options granted during fiscal 2007: risk-free interest rate of between 4.18% and 5.10%, expected dividend yield of zero, expected lives of 5 years and expected volatility of 221%.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4- CAPITAL STOCK [Continued]

A summary of the status of the warrants outstanding at June 30, 2006 is presented below:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$.001	125,000	0.8 years	$.001	125,000	$.001
.05	2,956,668	4.0 years	.05	2,956,668.05
.10	250,000	4.0 years	.10	250,000.10
.12	2,458,333	5.0 years	.12	2,458,333.12
.20	325,000	4.5 years	.20	325,000.20
.40	87,500	4.4 years	.40	87,500.40
.50	688,000	0.3 years	.50	688,000.50
1.00	544,716	2.4 years	1.00	544,716	1.00
$.001 - 1.00	7,435,217	3.8 years	$.20	7,435,217	$.20

In January of 2006, the Board of Directors voted and approved a stock incentive plan (the 2006 Plan). The 2006 Plan provided for the grant of both incentive and non-qualified options to purchase up to 3,000,000 shares of the Company’s common stock. The incentive stock options were granted only to employees, including officers of the Company, while non-qualified stock options were granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. The exercise price of the stock options at $0.10 was not less than the fair market value of the underlying stock at the date of the grant. At June 30, 2006 2,595,621 options were granted.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. The Company has an approximate net operating loss carryforward of $12,670,000 which expires in various years through 2027 and an approximate capital loss carryforward of $67,000 which expires in the year 2011.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES [Continued]

Deferred tax assets are comprised of the following:

	June 30, 2006	March 31, 2006
Deferred tax assets:
Excess of tax over book basis of fixed assets	$1,682	$383
Net operating loss carryforward	2,744,068	2,669,736
Capital loss carryforward	15,046	15,046
Accrued compensation	30,389	15,532
Less valuation allowance	(2,791,185)	(2,700,697)
	$-	$-

The Company had no deferred tax liabilities at June 30, 2006 and 2005. The amount and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. At June 30, 2006 and 2005, the Company has recorded a valuation allowance of $2,791,185 and $1,775,000 to fully offset the deferred tax asset resulting in an increase in the valuation allowance of $90,488 and $980,000 respectively.

The reconciliation of the provision (benefit) for income taxes computed at the U.S. federal statutory tax rate to the Company’s effective tax rate for the periods ended June 30, 2006 and 2005 is as follows:

	June 30,
	2006	2005
Federal provision (benefit) at statutory rate	15.00%	15.00%
State income tax	7.51%	7.51%
Change in valuation allowance	(19.12)%	(7.94)%
Nondeductible compensation	(3.36)%	(14.30)%
Other	(.03)%	(.27)%
Effective tax rate	—	—

NOTE 6 - RELATED PARTY TRANSACTIONS

Advances from Related Party - Officers and shareholders of the Company have made payments on behalf of the Company and cash advances to the Company totaling $135,939 during the three months ended June 30, 2006. The balance of advances owing at June 30, 2006 was $15,218. Advances of $295,000 was converted into convertible notes payable and warrants during the three months ended June 30, 2006.

Management Compensation - As of June 30, 2006, the Company has accrued salary owed to officers/shareholders of the Company of $135,000. Salary expense to the officers/shareholders for the three months June 30, 2006 and 2005 amounted to cash

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS [Continued]

payments of $88,715 and $11,000, respectively. The Company also issued 0 and 250,000 warrants valued at $0 and $67,450, and also issued 456,310 and 14,050,000 shares of common stock valued at $114,078 and $3,512,500, respectively, as compensation to officers/shareholders during the three months ended June 30, 2006.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses in recent years and has a stockholders’ deficit. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

	For the Three Months Ended June 30,
	2006	2005

Loss from operations available to
common shareholders (numerator)	$(880,974)	$(5,371,627)

Weighted average number of
common shares outstanding
used in loss per share for the
period (denominator)	75,331,853	49,345,254

At June 30, 2006, the Company had outstanding warrants and notes payable convertible into shares of common stock, which were not used in the computation of loss per share because their effect would be anti-dilutive. Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Investors Relations Agreement - In February 2005, the Company signed an investors’ relations agreement with CCG Investor Relations for investor relations services. The agreement calls for the Company to pay a retainer of $6,000 per month. In addition, the Company will also issue 50,000 shares of common stock each month under the agreement. The term of this agreement shall be for the period March 1, 2005 through August 31, 2005 and continuing on a month-to-month basis thereafter unless terminated by either party by providing a thirty-day written notice. This agreement was terminated in May 2005.

In August 2005, the Company signed an investors’ relations agreement with Wall Streets Inside Reporter, Inc. for consulting services. The agreement calls for the Company to issue 500,000 shares of free trading common stock and 1,000,000 shares of restricted common stock. The term of this agreement shall be for six months beginning on August 22, 2005 unless terminated by either party. This agreement was terminated in September 2005.

In August 2005, the Company signed a consulting agreement with an individual for consulting services. The agreement calls for the Company to issue 500,000 shares of free trading common stock. The term of this agreement shall be for six months beginning on August 15, 2005.

In September 2005, the Company signed an investors’ relations agreement with KBM Consulting, Inc. for investor relations services. The agreement calls for the Company to issue 3,000,000 shares of common stock. This agreement was subsequently terminated on January 10, 2006.

Public Relations - In March 2005, the Company signed an investors’ relations agreement with Coffin Partners for investor relations services.  Coffin Partners prepared a public relations plan for the Company and advised the management on investor relations. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share for 50,000 shares. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The term of this agreement was for the period March 1, 2005 through April 30.

Communications and press releases - In March 2005, the Company signed an agreement with FSI Media for communication services.  The agreement calls for the Company to pay a retainer of $2,500 per month. The Company also issued 50,000 shares of common stock to Frederic Serre in connection with his consulting agreement. Mr. Serre worked as VP of Communications for the Company and wrote press releases and communication documents. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. The issuance of March 16, 2005 constituted a signing bonus as stated in the consulting agreement. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The agreement ended in May 2006.

Business Development Agreement - In January 2005, the Company signed a three year agreement with Gestion Académac Inc. for business development services. The agreement calls for the Company to pay a fee of $11,000 per month. For the three years commitment to participate in the structuring and organization of the business operations of the Company, Consultant has been awarded a 5 year warrant to buy 7,000,000 shares of the capital of the Company at a price of $0.001 per share. The

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES [Continued]

Company has also agreed to issue to Consultant 5 year warrants to buy 3,000,000 common shares at a price of $0.001 per share: each warrant will be for 250,000 shares. The first such warrant has been issued on January 10, 2005, the date of this agreement, and the remaining warrants will be issued at the end of each quarter for a total of 11 successive quarters.

R&D Agreement - In May 2005, the Company signed a three year agreement with Gestion Renaud Nadeau Inc. for R&D services. The agreement calls for the Company to pay a fee of $4,000 per month. For the three years commitment to participate in the development of the Company, Consultant is entitled to receive 5 year warrants to buy 3,600,000 shares of the capital of the company at a price of $0.001 per share. A first warrant of 500,000 shares has been issued upon execution of the agreement. Warrants for the remaining 3,100,000 shares will be issued monthly for the next 31 months at a rate of 100,000 shares per month. The Company has agreed to issue to Consultant 5 year warrants to buy 1,500,000 common shares at a price of $0.001 per share: each warrant will be for 125,000 shares. The first two warrants have been issued upon execution of the agreement, and the remaining warrants will be issued at the end of each quarter for a total of ten successive quarters.

Analyst Programmer Agreement - In May 2005, the Company signed a three year agreement with Martin Longpré for software development services. The agreement calls for the Company to pay a fee of $4,300 per month. For the three years commitment to participate in the development of the company, Consultant is entitled to receive 5 year warrants to buy 1,080,000 shares of the capital of the company at a price of $0.001 per share. A first warrant of 150,000 shares has been issued upon execution of the agreement. Warrants for the remaining 930,000 shares will be issued monthly for the next 31 months at a rate of 30,000 shares per month. The Company has agreed to issue to Consultant 5 year warrants to buy 600,000 common shares at a price of $0.001 per share: each warrant will be for 50,000 shares. The first two warrants have been issued upon execution of the agreement, and the remaining warrants will be issued at the end of each quarter for a total of ten successive quarters.

Project Manager Agreement - In May 2005, the Company signed a three year agreement with Mario Carrière for project management services. The agreement calls for the Company to pay a fee of $1,500 per month. For the three years commitment to participate in the development of the company, Consultant is entitled to receive 5 year warrants to buy 216,000 shares of the capital of the company at a price of $0.001 per share. A first warrant of 30,000 shares has been issued upon execution of the agreement. Warrants for the remaining 186,000 shares will be issued monthly for the next 31 months at a rate of 6,000 shares per month. The Company has agreed to issue to Consultant 5 year warrants to buy 300,000 common shares at a price of $0.001 per share: each warrant will be for 25,000 shares. The first two warrants have been issued upon execution of the agreement, and the remaining warrants will be issued at the end of each quarter for a total of ten successive quarters. This agreement has been terminated in September 2005.

Marketing and Sales - In April 2006, the Company signed a two months agreement with John Magill to use his services as Acting Sales Manager for the Company and provide marketing and sales services to the Company. The agreement calls for the Company to issue to the Consultant 75,000 S8 shares monthly for two months.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES [Continued]

Marketing and Sales - In June 2006, the Company signed a three months agreement with John Magill to use his services as Acting Sales Manager for the Company and provide marketing and sales services to the Company. The agreement calls for the Company to issue to the Consultant 100,000 S8 shares monthly for three months.

Security Related Research, Analysis and Consulting - In April 2006, the Company signed a six months agreement with DSN Consulting to use the services of the Consultant for certain security related research, analysis and consulting and promotional work on its behalf. The agreement calls for the Company to pay the Consultant a monthly fee of $800 and issue to the Consultant 10,000 free trading S8 shares per month for a period of six months.

Translation, Revision & Research Services Agreement - In April 2005, the Company signed an agreement with Claire Gendreau to assist the Company with translation, revision & research services concerning the Company's business. As a total and final compensation for services rendered under this Agreement, Consultant has received 200,000 S8 shares at a value of $0.12 per share. This agreement has been terminated in January 2006.

Evaluation and Acquisition of Technology - In April 2006, the Company signed a three months agreement with Mohamed Laaroussi to provide advisory services relating to the evaluation and acquisition of technology companies. The agreement calls for the Company to issue to the Consultant 50,000 S8 shares monthly for three months.

Financing & CFO Support Services - The Company signed an agreement with Transition Partners, Limited ("TPL") to act as a financial advisor and provide Chief Financial Officer support services (“CFO support services”) to FacePrint Global Solutions, Inc. (the "Company") for an initial period of six months, commencing July 5, 2006 through January 4, 2007. In consideration for acting as financial advisor and providing interim CFO support services to the Company throughout this engagement, TPL will be paid in advance a monthly retainer of $23,000 on the fifth day of each month of this six month agreement throughout the duration of its engagement. TPL will be granted warrants to acquire such number of shares of the outstanding common stock of the Company equal to 4% of the shares of common stock of the Company on a fully-diluted, fully converted basis as of the date of our engagement. The Warrants will contain a per share exercise price which is equal to the per share fair market value of the Company as of July 5, 2006 as reported on the NASDAQ bulletin board OTC quotation system. The Company will also pay contingent advisory fees for the successful procurement of working capital to the Company. The procurement fees will be based on a success fee formula equal to 7% of the value of such Transaction.

Employment Contracts - The Company has employment contracts with three officers of the Company. The agreement calls for the Company to pay the officers combined salaries of approximately $327,000 a year. In addition, the Company will issue 600,000 shares of common stock quarterly under the agreement. The terms of these contracts are for three years beginning in January 2005.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES [Continued]

Rental Agreement - In March 2003, the Company assumed an office lease for 1,792 square feet in Fresno, California from its majority founder that expires November 30, 2007. Rent expense for the three months ended June 30, 2006 and 2005 was $5,706 and $9,571, respectively. The future minimum lease payments are as follows:

Years Ended June 30:
2007	$34,692
2008	14,550
Total	$49,242

Litigation - The Company has been named in a lawsuit alleging breach of contract and termination. The plaintiff is seeking damages in excess of $100,000. The Company has filed a cross complaint against the plaintiff claiming breach of contract. Management is unable to predict the ultimate outcome of this matter, but believes the ultimate resolution will not have a material impact on the financial condition of the Company.

The Company is also involved in other litigation or arbitrations as a result of its normal business operations but believes the resolutions of these additional matters would not have a material impact on the financial condition of the Company.

NOTE 10 - SUBSEQUENT EVENTS

In July 2006, the Company issued 10,000 shares of common stock in connection with a warrant exercise at $0.10 for a cash payment of $1,000.

In July 2006, the Company issued 233,805 free trading shares of common stock for consulting services.

In July 2006, the Company issued 10,000 free trading shares of common stock for consulting services in connection with a consultant contract.

In July 2006, the Company issued 40,000 free trading shares of common stock in connection with a mutual release.

In July 2006, the Company issued 66,310 free trading shares of common stock in connection with a mutual release.

In July 2006, the Company issued 375,000 shares of common stock for services in connection with employment agreements valued at $93,750 or approximately $0.25 per share.

In July 2006, the Company issued 4,916,667 shares of common stock in connection with convertible notes valued at $295,000, or approximately $0.06 per share.

In July 2006, the Company issued 100,000 free trading shares of common stock for consulting services in connection with a consultant contract.

FACE PRINT GLOBAL SOLUTIONS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS [Continued]

In July 2006, the Company issued 50,574 free trading shares of common stock for consulting services in connection with employment agreements valued at $3,540.18, or approximately $0.07 per share.

In August 2006, the Company issued 450,000 shares of common stock for consulting services in connection with a consultant contract valued at $45,000, or approximately $0.10 per share.

In July 2006, the Company issued 2,000,000 shares of common stock for entering into a Letter of Intent valued at $200,000, or approximately $0.10 per share.

In July 2006, the Company signed a consultant agreement that would result in 1,005,935 warrants issued and exercise at $0.075 per share. The contract was later terminated by the Company.

127,575,000 Shares

Common Stock

FACEPRINT GLOBAL SOLUTIONS, INC.

Prospectus

September 6, 2006

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

FacePrint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act. Under FacePrint's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to FacePrint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to FacePrint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve FacePrint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of FacePrint where indemnification will be required or permitted. FacePrint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of FacePrint pursuant to the foregoing provisions, or otherwise, FacePrint has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by FacePrint of expenses incurred or paid by a director, officer or controlling person of FacePrint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FacePrint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$1,603.55
Printing and Engraving Expenses	100
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	15,000
Miscellaneous	500
Total	$42,203.55

Item 26. Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

In the past three years, we issued and sold securities unregistered under the Securities Act of 1933, as amended, as follows:

(1)       The Company issued 24,070,000 newly issued shares on March 31, 2003 in exchange for the 24,070,000 shares of FacePrint Global Solutions, Inc., a California corporation, to 21 individuals, comprising all of the shareholders of the California corporation. Such individuals had received their 24,070,000 shares in FacePrint, a California corporation, on its incorporation in January 2003, and exchanged shares on a one-for-one basis.

No underwriter was involved. The transaction by the Company and also the issuance of the founding shares of FacePrint (California) is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering. All of the 21 purchasers of Company shares were already shareholders in a closely held corporation, and eight of the 21 shareholders were directors and officers or their spouses. All of the purchasers were required to sign letters regarding their investment qualifications.

(2)       From September 2003 to October 4, 2003, FacePrint sold 503,000 Units at $.25 per Unit. Each Unit consisted of one share of common stock and a warrant to purchase one share at $.50 per share. The 503,000 Units were sold to 11 accredited investors resident in the United States. The exemption relied upon in the sales to the accredited investors was Section 4(6) of the Securities Act. All purchasers were required to sign subscription agreements regarding their status as accredited investors, as appropriate. Since all the U.S. purchasers were personal business associates of the officers and directors, no advertising or public solicitation was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

(3)       From September 2003 to December 8, 2003, FacePrint sold 78,000 Units at $.25 per Unit to four Canadian residents, in reliance upon the exemption of Regulation S as offers and sales not involving any U.S. jurisdictional nexus. All purchasers were required to sign subscription agreements regarding their status as non-U.S. persons. No advertising was used by the issuer in connection with the offering. No underwriter was involved and no commissions were paid.

(4)       During the fiscal year ended March 31, 2004, the company issued 931,000 shares of stock to 21 purchasers in exchange for cash of $232,750. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(5)       On May 17, 2004, we sold 40,000 shares of common stock to a private investor for $10,000, at a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in a subscription agreement and we have no reason to doubt the validity of the subscription documents.

(6)       On May 17, 2004 we issued 1,250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Vice-Chairman and CEO. The services were valued at $312,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(7)       On May 17, 2004 we issued 500,000 shares of common stock to Seth Horn in connection with his employment agreement as compensation for his services as CFO. The services were valued at $125,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(8)       On May 17, 2004 we issued 500,000 shares of common stock to Wayne Quick in connection with his employment agreement as compensation for his services as Board member and employee. The services were valued at $125,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(9)       On May 17, 2004 we issued 150,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee to FGS. The services were valued at $37,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(10)       On May 17, 2004 we issued 75,000 shares of common stock to Daniel Simmons in connection with his employment agreement as compensation for his services as employee to FGS. The services were valued at $18,750 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(11)       On August 25, 2004 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Vice-Chairman and CEO. The services were valued at $62,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(12)       On August 25, 2004 we issued 500,000 shares of common stock to Nick Cornacchia in connection with his employment agreement as compensation for his services as an employee. The services were valued at $125,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(13)       On August 25, 2004 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as an employee. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(14)       On August 25, 2004 we issued 35,000 shares of common stock to Sylvie Traub in connection with her employment agreement as compensation for her services as an employee. The services were valued at $8,750 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(15)       On August 25, 2004 we issued 10,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. The services were valued at $2,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(16)       On August 25, 2004 we issued 10,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as an employee. The services were valued at $2,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(17)       On August 25, 2004 we issued 8,000 shares of common stock to Chris Smith as compensation for services rendered as a graphic artist in regards to the design of the Company’s playing cards with the faces of America's most wanted criminals. There was no consulting agreement involved, just an invoice for the work done. The services were valued at $2,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(18)       On September 30, 2004 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. The services were valued at $62,500 and paid in shares at a rate of $0.25 per share These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(19)       On September 30, 2004 we issued 30,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. The services were valued at $7,500 and paid in shares at a rate of $0.25 per share These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(20)       On September 30, 2004 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share . These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(21)       On September 30, 2004 we issued 30,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. The services were valued at $7,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(22)       On October 7, 2004, we sold 55,000 shares of common stock to a private investor for $13,750, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in our subscription agreement and we have no reason to doubt the validity of the subscription documents.

(23)       On November 22, 2004, we sold 60,000 shares of common stock to a private investor for $15,000, a purchase price of $0.25 per share. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in our subscription agreement and we have no reason to doubt the validity of the subscription documents.

(24)       On December 1, 2004 we issued 200,000 shares of common stock to Jean-Guy Boisjoli as compensation for consulting services rendered for the evaluation of a projected acquisition and as an investment of $12,750. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(25)       On December 1, 2004 we issued 50,000 shares of common stock to Gilles Gauthier in connection with an investment. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(26)       On December 31, 2004, we sold 1,297,364 shares of common stock to Pierre Cote in exchange for the retirement of $648,682 in loans to the Company. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(27)       On December 31, 2004, we sold 40,000 shares of common stock to Sylvie Traub in exchange for the retirement of $20,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. We believe the investor to be accredited because we received written confirmation from the investor in our subscription agreement and we have no reason to doubt the validity of the subscription documents.

(28)       On December 31, 2004, we sold 50,000 shares of common stock to Piyada Cote in exchange for the retirement of $25,000 in loans to the Company. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(29)       On January 6, 2005 we issued 250,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. The services were valued at $62,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(30)       On January 6, 2005 we issued 55,000 shares of common stock to Robert Rios in connection with his employment agreement as compensation for his services as a Director. The services were valued at $13,750 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(31)       On January 6, 2005 we issued 50,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(32)       On January 6, 2005 we issued 30,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. The services were valued at $7,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(33)       On January 6, 2005 we issued 200,000 shares of common stock to Gestion Academac, Inc. in compensation for services rendered as a consultant in 2004. Gestion Academac worked on a business plan, a marketing plan, a competitive analysis and prepared FacePrint and EZ-Match specifications and budget. There was no consulting agreement involved, just an invoice for the work done. The services were valued at $50,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(34)       On January 6, 2005 we issued 200,000 shares of common stock to Jean Lajoie in connection with his employment agreement as compensation for his services as CFO. The services were valued at $50,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. Those shares were returned to the treasury of the Company.

(35)       On March 16, 2005, we issued 50,000 shares of common stock to Coffin Partners in connection with its consulting agreement. Coffin Partners prepared a public relations plan for the Company and advised the management on investor relations. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(36)       On March 16, 2005, we issued 50,000 shares of common stock to Frederic Serre in connection with his consulting agreement. Mr. Serre worked as VP of Communications for the Company and wrote press releases and communication documents. The services were valued at $12,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(37)       On March 16, 2005, we issued 1,400,000 shares of common stock to Pierre Cote in connection with his employment agreement as compensation for his services as Chairman and CEO. The services were valued at $350,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(38)       On March 16, 2005, we issued 500,000 shares of common stock to Kayla Keophounsouk in connection with her employment agreement as compensation for her services as employee and Secretary. The services were valued at $125,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(39)       On March 16, 2005, we issued 100,000 shares of common stock to Lyne Aquin in connection with her employment agreement as compensation for her services as employee. The services were valued at $25,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(40)       On March 31, 2005, we sold 50,000 shares of common stock to Daniel Traub in exchange for the retirement of $25,000 in loans to the Company. We relied on Rule 505 promulgated under the Securities Act of 1933 in connection with the sale. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(41)       On April 21, 2005, we issued 9,105,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin, Frederic Serre and Coffin Partners, LLC in connection with their employment agreement as compensation for their services as employee and consultant. The services were valued at $2,276,250 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(42)       On April 28, 2005, we issued 4,050,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin, in connection with their employment agreement as compensation for their services as employee. The services were valued at $1,012,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(43)       On May 23, 2005, we issued 250,000 shares of common stock to Kayla Keophounsouk and Lyne Aquin, in connection with their employment agreement as compensation for their services as employee; and 500,000 shares of common stock to Piyada Cote as compensation for services rendered as a web specialist in regards to the design of the Company’s web site.   The services were valued at $187,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(44)       On July 11, 2005, we issued 810,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin, and Frederic Serre, in connection with their employment agreement as compensation for their services as employee and consultant. The services were valued at $202,500 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(45)       On August 22, 2005, we issued 500,000 shares of common stock to Jean Houle, in connection with exchange for services as a Director. The services were valued at $125,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(46)       On August 26, 2005, we issued 1,000,000 shares of common stock to Wall Streets Inside Reporter Inc., controlled by Michael Elliott, in connection to his contract to provide investor relations. The services were valued at $250,000 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(47)       On September 9, 2005, we issued 2,700,000 shares of common stock to Starcy Sayaseng, Lyne Aquin, and Sylvie Traub in connection with their employment agreement as compensation for their services as employee and consultant The services were valued at $50,000 and paid in shares at a rate of $0.25 per share.   These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(48)       During the Six Months ended September 30, 2005, in connection with the issuance of $325,000 in convertible debentures, the Company issued 162,500 warrants to a single purchaser to purchase common stock and allocated proceeds received of approximately $.18 per share to the warrants.  A corresponding discount was recorded for the convertible debentures. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(49)       On October 10, 2005, we issued 7,750,000 shares of common stock to Gestion Academac, Inc. upon exercise of warrants for $7,750, or approximately, $.001 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(50)       On October 17, 2005, we issued 405,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin and Frederic Serre, in connection with their employment agreement as compensation for their services as employee and consultant. The services were valued at $101,250 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(51)       On November 3, 2005, we issued 1,375,000 shares of common stock to Martin Longpre, Renaud Nadeau, Mario Carriere, upon exercise of warrants for $1375, or approximately, $.001 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(52)       On November 9, 2005, we issued 384,615 shares of common stock to Stephen E. Saltzstein, in connection to the securities purchase agreement to purchase common stock for $50,000, or approximately $.13 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(53)       On November 15, 2005, we issued 153,847 shares of common stock to Charles Allen, in connection to the securities purchase agreement to purchase common stock for $20,000, or approximately, $.13 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(54)       In December 2005, in connection with the issuance of $30,000 in securities purchase agreement, the Company issued 300,000 shares of common stock, of approximately $.10 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(55)       In January 2006, in connection with the issuance of $100,000 in convertible debentures, the Company issued 1,000,000 warrants to a single purchaser to purchase common stock and allocated proceeds received of approximately $.10 per share to the warrants. A corresponding discount was recorded for the convertible debentures. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933

(56)       On January 10, 2006, we issued 405,000 shares of common stock to Pierre Cote, Kayla Keophounsouk, Lyne Aquin and Frederic Serre, in connection with their employment agreement as compensation for their services as employee and consultant. The services were valued at $101,250 and paid in shares at a rate of $0.25 per share. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933

(57)       On February 22, 2006, the Registrant issued 1,187,500   shares of its common stock to Cornell Capital Partners, L.P. (“Cornell”) as a commitment fee in connection with the execution of a Standby Equity Distribution Agreement (the   “Agreement”) with Cornell. The Registrant also issued 62,500 shares of its common stock to Newbridge Securities Corp.., which acted as placement agent in connection with the Agreement, and paid a $20,000 structuring fee to Yorkville Advisors, LLC, the investment manager for Cornell. The Registrant relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares of the Registrant’s common stock were issued to sophisticated entities in a private transaction.

(58)     In February 2006, we signed a consulting agreement with Sussex Avenue Partners, LLC for consulting services.  The agreement calls for us to issue 300,000 shares of restricted common stock. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(59)     On May 1, 2006, we issued 440,000 shares of common stock, valued at $0.10 per share to Core Consulting Group in connection with his consultant agreement as compensation for his services for investor relations. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(60)     On May 1, 2006, we issued 150,000 shares of common stock, valued at $0.25 per share to Lyne Aquin in connection with her mutual release. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(61)     On May 1, 2006, we issued 10,000 shares of common stock, valued at $0.25 per share to Lois Gibson in connection with her agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(62)     On May 1, 2006, we issued 10,000 shares of common stock, valued at $0.25 per share to Stanley Friedman in connection with his agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(63)     On May 1, 2006, we issued 10,000 shares of common stock, valued at $0.25 per share to Michael Streed in connection with his agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(64)     On May 1, 2006, we issued 500,000 shares of common stock, valued at $0.10 in connection to an Attorney-Client Fee Agreement as compensation for legal services. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(65)     On June 6, 2006, we issued 5,000 shares of common stock, valued at $0.25 per share to Lois Gibson in connection with her agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(66)     On June 6, 2006, we issued 5,000 shares of common stock, valued at $0.25 per share to Stanley Friedman in connection with his agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(67)     On June 6, 2006, we issued 5,000 shares of common stock, valued at $0.25 per share to Michael Streed in connection with his agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(68)     On June 6, 2006, we issue 20,000 shares of common stock, valued at $0.25 per share to Harvey Wallace in connection with his agreement to sit on the Advisory Board. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(69)     On June 6, 2006, we issue 200,000 shares of common stock, valued at $0.10 per share to John R. Magill in connection with his Business Consulting Agreement as compensation for providing marketing and sales services for the period of 2 month. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(70)     On June 6, 2006, we issue 25,000 shares of common stock, valued at $0.25 per share to Manivone Xayavong in connection with her employment letter as compensation for services. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

(71)     On June 6, 2006, we issued 75,000 shares of common stock, valued at $0.25 per share to Frederic Serre in connection with his mutual release. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

We believe that each transaction where securities were issued to employees and consultants in the past three years did not require registration under the Securities Act of 1933, because they did not involve any public offering and were therefore exempt transactions pursuant to Section 4(2) of the 1933 Act. Our basis for this is the fact that the securities were offered and sold to a limited number of persons, in a limited number of offers, with a limited number of shares offered. In addition, as our consultants and employees, our management believes that each of the service providers were sophisticated and able to fend for themselves and obtain the information they needed to make the decision to accept stock in lieu of cash. This is based on the fact that the service providers had access to our officers and operations and were in a position that enabled them to have access to information that would otherwise be contained in a registration statement. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Rule 505 promulgated as part of Regulation D under section 4(2) of the Securities Act of 1933 were offered and sold to a select group of investors who at the time of investment represented themselves to us to be “accredited investors” as defined in Regulation D under the Securities Act of 1933, and knowledgeable and sophisticated investors.  In addition, each investor was believed to have had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of their investment into us, and able at the time of investment to bear the economic risks of an investment in us.  We believe the investors to be accredited because we received written confirmation from the investor in our subscription agreements and we have no reason to doubt the validity of the subscription documents. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Section 4(2) of the Securities Act of 1933 were offered and sold to a limited number of offerees. In each of a limited number of offers, a limited number of shares were offered, the offering size was small, and the purchasers believed to have had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of their investment into us, and had a relationship with us enabling them to command access to information that would otherwise be contained in a registration statement. An appropriate legend was placed on the common stock issued to each shareholder.

All the above securities issued pursuant to Regulation S promulgated under the Securities Act of 1933 were offered and sold solely to “non-U.S. persons” in reliance on the exemption provided by Regulation S thereunder and an appropriate legend was placed on the common stock.

Item 27. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization between Dostuk Holdings, Inc. and FacePrint Global Solutions, Inc. (2)

3.1	Certificate of Incorporation (1)

3.1(i)	Articles of Amendment (1)

3.2	Bylaws (1)

4.1	Standby Equity Distribution Agreement, dated February 22, 2006, between Cornell Capital Partners, LP and FacePrint Global Solutions, Inc. (5)

4.2
Registration Rights Agreement, dated February 22, 2006, by and between FacePrint Global Solutions, Inc. and Cornell Capital Partners, LP, in connection with the Standby Equity Distribution Agreement. (5)

4.3	Placement Agent Agreement, dated February 22, 2006, by and among FacePrint Global Solutions, Inc., Newbridge Securities Corporation and Cornell Capital Partners, L.P. (5)

4.4	Form of $0.15 Warrant, dated February 22, 2006, with a five-year term, issued to Cornell Capital Partners, LP (5)

4.5	Form of $0.20 Warrant, dated February 22, 2006, with a five-year term, issued to Cornell Capital Partners, LP (5)

4.6	Form of $0.35 Warrant, dated February 22, 2006, with a five-year term, issued to Cornell Capital Partners, LP (5)

4.7	Form of Convertible Note, Issued in 2005 (6)

4.8	Form of Warrant, issued in 2005, (6)

4.9	Form of Convertible Note Purchase Agreement and Registration Rights Agreement, (6)

5.1	Opinion of Richardson & Patel, LLP

10.1	FacePrint Global Solutions Subscription Agreement (4)

10.2	Stock Option Plan, filed as an Exhibit to the January 2006 Form S8 Registration Statement (7)

10.3	Employment Agreement of Pierre Cote (6)

10.4	Employment Agreement of Serge Carrier (6)

10.5	Employment Agreement of Kayla Keophounsouk (6)

10.6	Contract with Longpre (6)

10.7	Warrant and Certificate dated July 6, 2006 for the benefit of Transition Partners, Limited(8)

10.8	2006 Consultant Stock Plan (9)

23.1	Consent of Auditors*

23.2	Consent of Richardson & Patel, LLP (included in Exhibit 5.1)*

*Filed herewith

(1) Filed with the Company's registration statement on Form SB-2 filed on 10/17/2003 and incorporated by reference.

(2) Filed with Amendment No. 1 to the Company's registration statement on Form SB-2/A filed on 12/12/2003 and incorporated by reference.

(3) Filed with the Company's registration statement on Form S-8, filed on 8/10/2005 and incorporated by reference.

(4) Filed with Amendment No. 1 to the Company’s registration statement on Form SB-2/A filed on 12/23/2005 and incorporated by reference.

(5) Filed with the Company’s Current Report on Form 8-K on 2/27/2006 and incorporated by reference.

(6) Filed with the Company’s registration statement on Form SB-2 on March 28, 2006 and incorporated by reference.

(7) Filed with the Company’s registration statement on Form S-8, filed on January 12, 2006 and incorporated by reference.

(8) Filed with Amendment No. 2 to the Company’s registration statement on Form SB-2/A filed on 08/04/06 and incorporated by reference.

(9) Field with the Company’s registration statement on Form S-8, filed on July 25, 2006 and incorporated by reference.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(5)           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering there. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, California on this 6th day of September , 2006.

FACEPRINT GLOBAL SOLUTIONS, INC.

By:	/s/ Pierre Cote
Pierre Cote President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Pierre Cote	President, Chief Executive Officer	September 6, 2006
Pierre Cote	(principal executive officer), Principal Financial Officer and Chairman

/s/ Serge Carrier	VP Business Development and Director	September 6, 2006
Serge Carrier

/s/ Kayla Keophounsouk	Secretary, Principal Accounting Officer and Director	September 6, 2006
Kayla Keophounsouk

/s/ Jean Houle	Director	September 6, 2006
Jean Houle